Exhibit 10.43

AGREEMENT FOR PURCHASE AND SALE

By and Between

M/I HOMES OF WEST PALM BEACH, LLC

and

KLP EAST LLC

BOC1\REALEST\222491.6
21991/0055

TABLE OF CONTENTS

Page

1.	PROPERTY	1

2.	PURCHASE PRICE AND PAYMENT	2

3.	INTENTIONALLY DELETED	3

4.	TITLE AND SURVEY	3

5.	ADJUSTMENTS TO PURCHASE PRICE	3

6.	DEVELOPMENT APPROVALS	4

7.	COMPLETION OF IMPROVEMENTS	5

8.	MODEL HOMES, SPEC HOMES AND LEASES	8

9.	HOMEOWNER ASSOCIATIONS	10

10.	CLOSING	11

11.	REPRESENTATIONS OF SELLER	14

12.	REPRESENTATIONS OF PURCHASER	15

13.	SELLER’S OBLIGATIONS PRIOR TO CLOSING	16

14.	CONDITIONS TO PURCHASER’S AND SELLER’S OBLIGATIONS	16

15.	DEFAULT AND REMEDIES	17

16.	CLOSING COSTS AND EXPENSES	18

17.	BROKERS	18

18.	NOTICES	18

19.	“AS IS” TRANSACTION	19

20.	ENTIRE AGREEMENT	20

21.	COUNTERPARTS	20

22.	GOVERNING LAW	20

23.	RECORDING OF AGREEMENT	20

24.	RADON GAS	20

25.	ATTORNEYS’ FEES	20

26.	ESCROW AGENT	21

27.	SURVIVAL OF PROVISIONS OF THIS AGREEMENT	21

28.	SELLER’S BUILDING ACTIVITIES	21

29.	MISCELLANEOUS PROVISIONS	22

30.	DISCLOSURE FOR PALOMA	23

31.	DISCLOSURE FOR OAKS	24

32.	DISCLOSURE FOR TRES BELLE	25

33.	NORTHERN PALM BEACH COUNTY IMPROVEMENT DISTRICT	27

34.	GUARANTY	27

35.	SUBSIDIARY LIABILITY	28

36.	EFFECTIVE DATE	28

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BOC1\REALEST\222491.6
21991/0055

AGREEMENT FOR PURCHASE AND SALE

THIS AGREEMENT FOR PURCHASE AND SALE (the “Agreement”) is made and entered into this 21st day of December, 2007 by and between M/I HOMES OF WEST PALM BEACH, LLC, a Florida limited liability company (“Seller”) and KLP EAST LLC, a Florida limited liability company (“Purchaser”).

BACKGROUND

Seller is the owner of certain real and personal property located in certain real estate projects in Palm Beach County and Martin County, Florida, generally known as Paloma in Palm Beach Gardens (“Paloma”), Woodwind in Palm Beach County (“Woodwind”), the Oaks at Hobe Sound and Laurel Preserve at the Oaks (“Oaks”) and Tres Belle in Martin County (“Tres Belle”).  Paloma, Woodwind, the Oaks and Tres Belle are sometimes hereinafter referred to as the “Projects”.  Seller has agreed to sell and Purchaser has agreed to buy certain lots and certain Models and Spec Homes (as hereinafter defined) within the Projects in accordance with the terms and provisions of this Agreement.

In consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant and agree as follows.

AGREEMENT

1. PROPERTY.  Seller has agreed to sell and to convey to Purchaser, and Purchaser agrees to purchase from Seller the following described property, (collectively referred to as the “Property”):

1.1 Those certain parcels of real estate, located in Palm Beach County and Martin County, Florida, as set forth on Exhibit “A”, attached hereto and made a part hereof, together with all improvements located thereon, and including all appurtenances, rights, privileges and easements related thereto (the “Real Property”).

1.2 The Models and Spec Homes, together with all equipment, furniture, fixtures and articles of personal property, if any, located within the Models and the Spec Homes.  The description of the Models and Spec Homes is subject to modification between the Effective Date of this Agreement and the Closing Date (hereinafter defined) in accordance with the following procedure.  Seller shall have the right to continue to offer the Models and Spec Homes for sale in the ordinary course of business up to the Initial Closing (hereinafter defined).  However, Seller agrees that it shall not sell any of the Models and Spec Homes for less than 15% below Seller’s current list of current retail prices shown on the Schedule of Agreed Values (hereinafter defined), without Purchaser’s prior written approval.  If the description of Model and Spec Homes is modified by any such sales, the Purchase Price will be subject to adjustment as described in Section 5.1(c) hereof.

1.3 A limited license to utilize Seller’s architectural plans and specifications, building and site plans for each of the Projects but only as to the Projects, without representation or warranty of any kind.

1.4 All of Seller’s right, title and interest as Developer or Declarant pursuant to the homeowners association documents for the Projects as more particularly described in Paragraph 9 hereof.

1.5 All of Seller’s right, title and interest in impact fee credits, prepaid impact fees or prepaid utility connections, as described in Paragraph 6.4 hereof, subject to reimbursement by Purchaser, as provided in such paragraph.

1.6 Any existing brochures and collateral material (that does not reference Seller or any of Seller affiliated companies), prospect lists, website addresses after any linkage to Seller has been removed, prepaid advertising and existing sales office phone numbers.

2. PURCHASE PRICE AND PAYMENT

2.1 The Purchase Price to be paid by the Purchaser to the Seller for the Property and for Seller’s construction of the Improvements (hereinafter defined) shall be Forty-Five Million Eight-Eight Thousand and No/100 ($45,088,000) (the “Purchase Price”), subject to adjustments and prorations  as set forth in this Agreement.  Seller and Purchaser agree to an allocation of the Purchase Price to the Real Property, the Models and Spec Homes, the Personal Property and to each of the Projects as described on Exhibit “B”, attached hereto and made a part hereof.

2.2 On December 21, 2007, Purchaser shall deliver to Broad and Cassel, Attorneys at Law (“Escrow Agent”), by wire transfer of funds, the sum of One Million Seven Hundred and Fifty Thousand and No/100 Dollars ($1,750,000.00) (the “Deposit”).

2.3 If Purchaser delivers an executed Form W-9 to Escrow Agent, Escrow Agent shall invest the Deposit in an interest bearing account at Wachovia Bank, N.A. and shall hold the Deposit in accordance with the terms and provisions hereof.  On the Closing Date, the Escrow Agent shall deliver the Deposit to the Seller and Purchaser shall receive a credit against the Purchase Price for the Deposit.  All interest earned on the Deposit shall be paid or credited to the Purchaser, unless the Purchaser defaults hereunder, in which event the interest shall be paid to the Seller.

Upon the Closing Date, Purchaser shall pay to Seller’s title agent, Broad and Cassel (the “Title Agent”) issuing the Commitment (hereinafter defined) the Purchase Price, as modified by the adjustments and prorations described herein, by wire transfer to the Title Agent of immediate clearance “Federal Reserve Funds”, less the agreed portion of the Purchase Price for those Models and Spec Homes which have not yet been completed which are described on the Schedule of Agreed Values.  The Purchase Price attributable to the Models and Spec Homes which are not yet completed as of the Closing Date which are described on the Schedule of Agreed Values and which are designated “Kolter Acquisition Price” shall be paid when such incomplete Models and Spec Homes have been completed and a certificate of occupancy issued therefor in accordance with the terms and provisions of Paragraph 8.2 hereof.  As used herein, the term “Federal Reserve Funds” shall be deemed to mean the receipt by a bank or banks in the continental United States designated by the Title Agent of United States Dollars in a form that does not require further clearance and may be applied at the direction of Seller by such recipient bank.  Upon completion of the Closing, the Title Agent shall disburse all funds received by Title Agent pursuant to the closing statement executed by Purchaser and Seller, by wire transfer of funds or checks, in accordance with Paragraph 10.5(c) hereof.

3. INTENTIONALLY DELETED

4. TITLE AND SURVEY

4.1 Purchaser acknowledges that it has received from Seller a commitment (the “Commitment”) for an ALTA Form B (1992 form) owner’s title insurance policy in the amount of the Purchase Price, issued by Chicago Title Insurance Company (the “Title Company”).  The Commitment shall be modified to include the completed Specs and Models being conveyed at the Initial Closing and to delete the survey exception.

4.2 Purchaser acknowledges that Seller has delivered to Purchaser copies of certain surveys of the Real Property.

5. ADJUSTMENTS TO PURCHASE PRICE

5.1 At Closing, adjustments between the parties shall be made as of the Closing Date as follows:

(a) Real and personal property ad valorem taxes upon the Real Property assessed for the year in which Closing occurs (regardless of when due and payable) shall be prorated, based upon the four percent (4%) maximum allowable discount, as of the Closing Date.  Any unpaid taxes assessed for any year prior to the year in which closing occurs, shall be paid in full by Seller at Closing, including all delinquent and/or interest charges.

(b) All obligations of Seller as Declarant under the homeowners’ associations as described in Paragraph 9 hereof shall be prorated as of the Closing Date, with Seller being liable for any and all assessments or guaranteed obligations due the associations up to the Closing Date with Purchaser assuming all of such obligations from and after the Closing Date.

(c) If the Property is modified by any sales by Seller of any of the Models and Spec Homes built thereon which occur prior to the Initial Closing, the Purchase Price shall be subject to reduction as follows.  Seller and Purchaser have agreed, for the purposes of this subparagraph, to an allocated price designated the “Kolter Acquisition Price” attributable to the applicable Models and Spec Homes pursuant to a schedule of Work in Progress / Budget Cost to Complete Reconciliation which is set for on Exhibit “C”, attached hereto and made a part hereof (the “Schedule of Agreed Values”).  In the event that any of the Model and Spec Homes set forth on the schedule of Agreed Values, is sold by Seller prior to the Closing Date, the Purchase Price shall be reduced by such designated value for each such Model and Spec Home sold by Seller.

(d) The Models and Spec Homes described in Paragraph 8.2 hereof have not yet received a certificate of occupancy as of the Closing Date and the Purchase Price payable with respect to such incomplete Models and Spec Homes as determined in the Schedule of Agreed Values, shall not be paid on the Closing Date, but shall be paid at the time of the subsequent closing on the Models and Spec Homes as described in Paragraph 8.2 hereof.

6. DEVELOPMENT APPROVALS

6.1 The Projects are subject to various development orders, developer agreements and development approvals which are described on Exhibit “D, attached hereto and made a part hereof (the “Developer Approvals”).

6.2 At Closing Seller will make a limited assignment of the Development Approvals to Purchaser which is intended to permit Purchaser to complete the Improvements (hereinafter defined) if Seller fails to complete the Improvements in accordance with Paragraph 7 hereof, pursuant to the Self-Help Remedy (hereinafter defined).  When Seller has completed the Improvements for each of the Projects as required by the Development Approvals, or when Purchaser completes such Improvements pursuant to its Self Help Remedy as described in Paragraph 7 hereof, Seller shall make a complete assignment to Purchaser and Purchaser shall assume all of the rights and obligations of the Developer under the terms of the Developer Approvals applicable to such Project.  To the extent that any governmental entity, body or utility company requires a separate assignment, Seller shall assign its rights under the developer agreement or utility agreement, upon the form required by the governmental body or utility provider.  Seller shall indemnify and hold Purchaser harmless from any liability, loss, damage or expense, including, but not limited to, reasonable attorneys’ fees and costs, sustained or incurred by Purchaser by reason of Seller’s failure to fulfill the obligations under the terms of the Development Approvals up to the completion by Seller of the Improvements for each of such Projects.

6.3 Seller acknowledges that it will remain responsible to pay for the installation of traffic signalization and deliver surety for such work to the City of Palm Beach Gardens as more particularly described in the Development Approvals for Paloma.

6.4 Seller has advised Purchaser that it has prepaid certain impact fees, water and sewer connection fees or has impact fee credits available in connection with its development work for the Projects or for the benefit of the Projects (collectively the “Fees”).  To the extent that Seller has prepaid such Fees  or has credits for Fees available, Purchaser shall be obligated to purchase such Fees and/or reimburse Seller for any such prepaid Fees, provided that Purchaser shall only be liable to purchase such Fees or reimburse such Fees, at the time that such Fees would otherwise be due and payable by Purchaser to the applicable governmental authority.  For example, if a governmental authority requires payment of such Fees at the time of building permit, they will be reimbursed by Purchaser to Seller at the time of building permit.  A schedule of the Fees is attached hereto as Exhibit “E”.  In lieu of reimbursing Seller for such Fees as provided herein, Purchaser shall, at Seller’s option, purchase all such Fees from Seller on the Closing Date, for payment of the sum of $700,000, and upon such payment, Seller shall assign to Purchaser, all of its right, title and interest in and to such Fees.

6.5 In the event that Seller is obligated to prepay any addition impact fees to  the City of Palm Beach Gardens to extend the build out date for Paloma, or otherwise as required by the applicable governmental authorities in connection with the completion of the Improvements and the acceptance of such Improvements by such governmental authority, Seller shall pay any such additional prepaid fees as follows.  At Seller’s option, Purchaser shall either pay to Seller at the time of the last closing on the purchase of the Models and Spec Homes as they are completed pursuant to Paragraph 8.2 hereof, sixty percent (60%) of the amount paid by Seller to prepay such additional impact fees to the City of Palm Beach Gardens, or Purchaser shall be obligated to reimburse Seller for such prepaid fees at the time such fees would otherwise be due and payable by Purchaser to the applicable governmental authority, after Purchaser has utilized the Fees purchased from Seller pursuant to Paragraph 6.4 hereof..

7. COMPLETION OF IMPROVEMENTS

7.1 Seller and Purchaser have reviewed the terms of the Development Approvals and the obligations to complete infrastructure and community improvements for the Projects (other than Woodwinds which will remain unimproved except as described in Paragraph 7.6 hereof)  which are described in the Development Approvals and in Exhibit “F”. attached hereto (the “Improvements”) and in the plans and specifications for the Projects which are described on Exhibit “F-1”, attached hereto and made a part hereof (the “Plans and Specifications”).

7.2 Seller shall complete the infrastructure improvements and common area improvements as described in the Development Approvals for Paloma and as set forth in the Plans and Specifications for the Improvements in Paloma.  Seller has submitted an application for modification of the Development Approvals and approved PUD for Paloma.  Seller shall withdraw any application for approval of a condominium development on Parcel A and shall continue to process the remaining modifications to the PUD.  Seller agrees to use due diligence to complete all of such modifications to the PUD on or before March 31, 2008, subject to circumstances beyond Seller’s reasonable control.  Seller shall complete all of the Improvements in accordance with the Plans and Specifications for Paloma with due diligence, commencing immediately following the Closing Date and Seller shall complete the entries and related landscaping along Victoria Falls Boulevard on or before March 31, 2008 and the balance of such Improvements on or before September 30, 2008, subject to delays caused by circumstances beyond Seller’s reasonable control.  In order to insure Seller’s completion of the Improvements which are described in this Paragraph 7, including those for Paloma set forth in Paragraph 7.2, those for Tres Belle / Oaks as described in Paragraph 7.3 and for the Bridge and other improvements described in Paragraph 7.6 hereof, Seller agrees that it shall deliver to Escrow Agent, on the Closing Date, a letter of credit in the amount of $9,000,000 drawn on a bank doing business in Florida, substantially in accordance with the form of the letter of credit, attached hereto as Exhibit “G” (the “Letter of Credit”).  The Letter of  Credit shall be held by Escrow Agent in accordance with the terms and provisions of the Escrow Agreement, to be executed by and between Seller, Purchaser and Escrow Agent at the time of Closing, the form of which is attached hereto as Exhibit “H” (the “Escrow Agreement”).  The Letter of Credit shall be subject to reduction, from time to time, to an amount equal to 110% of the cost to complete the Improvements, provided that Seller delivers to Purchaser a signed and sealed certificate from the project engineer(s), certifying the costs to complete the Improvements.  To the extent that vertical improvements are included in the Improvements, the cost of which cannot be certified by the project engineer(s), Seller shall submit written documentation including executed contracts to show the cost of completion.  Purchaser shall have the right to review and approve the reduction in the Letter of Credit, based upon the engineer’s certification, and contracts, which approval shall not be unreasonably withheld or unduly delayed, provided, however, the remaining balance of the Letter of Credit is always equal to 110% of the remaining costs to complete the Improvements.  When construction of the Improvements which are the responsibility of Seller have been completed, as described in Paragraph 7.9 hereof, Seller’s obligations under this paragraph shall be satisfied and the Escrow Agent shall return the Letter of Credit to Seller.  In the event that any liens are filed against the Real Property as a result of Seller’s completion of the Improvements, Seller shall promptly take action and discharge or transfer any such lien to bond or cash deposit within thirty (30) days after Seller receives written notice of such lien.  If Seller fails to discharge or transfer such liens to a bond or cash deposit, Purchaser shall have the right, in its sole discretion, to do so at  Seller’s cost and expense and Seller shall reimburse, indemnify, defend and hold Purchaser harmless against any such liens and related expenses, including, without limitation, reasonable attorneys’ fees.

7.3 Seller shall complete the infrastructure improvements and common area improvements as described in the Development Approvals for Tres Belle and the Oaks and as set forth in the Plans and Specifications for Improvements within Tres Belle and the Oaks.  Seller shall complete all of such Improvements in accordance with the Plans and Specifications with due diligence, commencing immediately after the Closing Date and Seller shall complete such Improvements on or before April 30, 2008, subject to delays caused by circumstances beyond Seller’s reasonable control. In order to insure Seller’s completion of the Improvements within Tres Belle and Oaks, Seller agrees that it shall deliver the Letter of Credit to Escrow Agent, in accordance with the provisions of Paragraph 7.2 hereof.  Seller shall have the right to reduce the Letter of Credit and shall be entitled to a return of the Letter of Credit also as provided in Paragraph 7.2 hereof.  In the event that any liens are filed against the Real Property as a result of Seller’s completion of the Improvements, Seller shall promptly take action and discharge or transfer any such lien to bond or cash deposit within thirty (30) days after Seller’s receives written notice of such lien.  If Seller fails to discharge or transfer such liens to a bond or cash deposit, Purchaser shall have the right, in its sole discretion, to do so at  Seller’s cost and expense and Seller shall reimburse, indemnify, defend and hold Purchaser harmless against any such liens and related expenses, including, without limitation, reasonable attorneys’ fees.

7.4 Seller agrees and acknowledges that Seller shall remain responsible for completing all of the improvements required under the terms of that certain Collector Roads Agreement recorded in Official Records Book 17422, Page 1536, of the Public Records of Palm Beach County, Florida, as amended by that certain Assignment of and  Amendment to Collector Roads Agreement, recorded in Official Records Book 21345, Page 1806, of the Public Records of Palm Beach County, Florida (collectively the “Collector Roads Agreement”).  In addition to remaining responsible for all obligations under the Collector Roads Agreements, Seller shall be entitled to and shall retain all payments due and owing Seller in connection with the Collector Roads Agreement.  Seller confirms that it shall be responsible for delivering surety to the City of Palm Beach Gardens for traffic signalization as described in Paragraph 6.3 hereof.  It is understood and agreed that the other party to the Collector Roads Agreement is responsible for delivering a portion of such surety and paying for a portion of such expenses.

7.5 In addition, Seller agrees and acknowledges that it shall also remain responsible for completing repair work to the existing utility casing at the intersection of Hood Road and Military Trail, pursuant to an agreement with Communities Finance Company, LLC (“CFC”).  All costs of such work shall be paid by Seller and all reimbursements being paid by CFC shall be the property of Seller.

7.6 Seller shall also be responsible for construction of a bridge (“Bridge”) extending from State Road 7 to Woodwind, in accordance with plans and specifications which have been received by Purchaser.   Seller shall also remove existing debris and demolish the homes located in the Woodwind Project.  Seller shall complete all such work with due diligence, commencing after the Closing Date and Seller shall complete such Improvements on or before March 31, 2008, subject to delays caused by circumstances beyond Seller’s reasonable control.  In order to insure Seller’s completion of the Bridge and other improvements as provided herein, Seller agrees that it shall deliver the Letter of Credit to Escrow Agent, in accordance with the provisions of Paragraph 7.2 hereof.  Seller shall have the right to reduce the Letter of Credit and shall be entitled to a return of the Letter of Credit also as provided in Paragraph 7.2 hereof.  In the event that any liens are filed against the Real Property as a result of Seller’s completion of the Improvements, Seller shall promptly take action and discharge or transfer any such lien to bond or cash deposit within thirty (30) days after Seller’s receives written notice of such lien.  If Seller fails to discharge or transfer such liens to a bond or cash deposit, Purchaser shall have the right, in its sole discretion, to do so at  Seller’s cost and expense and Seller shall reimburse, indemnify, defend and hold Purchaser harmless against any such liens and related expenses, including, without limitation, reasonable attorneys’ fees.

7.7 As Purchaser’s sole remedy for Seller’s default under this Paragraph 7, Purchaser shall have the right to take over any of the obligations of Seller to complete the Improvements as described in this Paragraph 7 and to complete the same (the “Self Help Remedy”).  In the event of a default by Seller under this Paragraph 7, after notice to Seller as provided in accordance with Paragraph 17 hereof, Seller shall have an opportunity to cure such default within thirty (30) days after such written notice (the “Cure Period”).  If Seller is proceeding diligently and in good faith, but is not capable of curing the default within the Cure Period, then Seller may provide Purchaser with written notice of its desire to extend the Cure Period for an additional thirty (30) day period; provided, however, in no event shall the Cure Period extend beyond sixty (60) days without the written consent of Purchaser.  In the event that the default is not cured within the Cure Period, Purchaser may take over the completion of the Improvements for the Project then in default and complete the same in accordance with this Agreement.  In such event, all costs incurred by Purchaser in completing such Improvements for which Seller is in default shall be reimbursed by Seller to Purchaser and Purchaser shall have the right to submit all expenses incurred by Purchaser to Escrow Agent for payment under the Letter of Credit.  In such event, Escrow Agent shall draw upon the Letter of Credit for such default that has occurred and shall hold the cash proceeds in escrow, and shall pay all or portions of such cash proceeds to Purchaser to reimburse Purchaser for all costs of completion of the Improvements pursuant to the Self Help Remedy.  In addition to reimbursement of all costs of completion, Purchaser shall also be entitled to reimbursement for ten percent (10%) of such costs, as reimbursement of overhead expenses.  Any funds remaining in escrow after reimbursement of all expenses incurred by Purchaser shall be returned to Seller.

7.8 Seller shall maintain in full force and effect, during the time period that it is completing the Improvements as described in this Paragraph 7, the following insurance and shall name Purchaser as an additional insured thereon: (i) a policy of broad form comprehensive general public liability and property damage insurance providing coverage against liability for personal injury, death, property damage and contractual liability having a combined single limit of no less than $2,000,000.00, and (ii) workers’ compensation insurance, in a form prescribed by the laws of the State of Florida, and employer’s liability insurance with respect to all employees, if any, engaged in the construction of the Improvements described in this Agreement.

7.9 Completion of the Improvements shall be evidenced by a certification to Purchaser from the project engineer for the applicable Project that the Improvements have been substantially completed, accompanied by the acceptance of such Improvements by the applicable governmental authority, including the issuance of a certificate of occupancy if applicable to that portion of the work.

7.10 Neither Purchaser nor any of its contractors, subcontractors, employees, agents or invitees shall interfere in any way with the Seller’s completion of the Improvements as described in this Paragraph 7.  Purchaser shall not damage, cause to be damaged, or permit to be damaged any portion of the Improvements which are the responsibility of Seller.  Purchaser shall promptly cause any such damage to be repaired, at Purchaser’s sole expense.  Purchaser hereby agrees to indemnify and hold Seller harmless from any liability, loss, damage or expense, including, but not limited to, reasonable attorneys’ fees and costs, sustained or incurred by Seller by reason  of any damage to the Improvements caused by Purchaser, Purchaser’s contractors, subcontractors, employees, agents or invitees.

8. MODEL HOMES, SPEC HOMES AND LEASES

8.1 Seller is conveying to Purchaser upon the lots described on Exhibit “I”, attached hereto and made a part hereof, certain Model Homes and Spec Homes (“Model Homes and Spec Homes”) that are substantially completed.  The Model Homes and Spec Homes are conveyed and transferred to Purchaser in their “as is” condition, as set forth in Paragraph 19 hereof; provided, however, Seller shall assign to Purchaser on the Closing Date, to the extent assignable, all warranties from its subcontractors and all consumer warranties applicable to appliances and mechanical equipment.  Seller and Purchaser acknowledge that they have not yet completed a walk-through of such Model Homes and Spec Homes that are being conveyed at the Initial Closing.  Within twenty (20) days following the Initial Closing, Seller and Purchaser shall inspect such Model Homes and Spec Homes and shall agree to a punchlist of items to be completed by Seller within a reasonable time thereafter.

8.2 The Model Homes and Spec Homes that are identified on Exhibit “J” as incomplete will not be purchased by Purchaser on the Closing Date, but shall be purchased within thirty (30) days after the issuance of a certificate of occupancy for each such completed Model Home or Spec Home in accordance with the terms hereof.  The agreed upon purchase price for such Model Homes and Spec Homes is set forth in the Schedule of Agreed Values at  the Kolter Acquisition Price. The closing on the purchase of each Model Home and Spec Home completed subsequent to the Closing Date, shall occur within thirty (30) days after the issuance of a certificate of occupancy for such completed Model Home or Spec Home.  It is understood that the first closing on the purchase of such Model Homes and Spec Homes will occur on or about January 31, 2008 and monthly thereafter until Purchaser has purchased the balance of such Model Homes and Spec Homes.  Prior to the closing, Seller and Purchaser shall inspect such Model Home and Spec Home and shall agree to a punchlist of items to be completed by Seller.  Seller shall complete such punchlist of items prior to the respective closing.  Paragraph 4 of this Agreement dealing with title and survey, Paragraph 5 related to adjustments to the Purchase Price, the relevant portions of Paragraph 10 relating to the closing documents and Paragraph 16 dealing with closing costs and expenses shall govern the conveyance of such Model Homes and Spec Homes by Seller to Purchaser.  Such Model Home and Spec Home shall be conveyed in its “as is” condition, subject to the completion of the punchlist items, and Seller shall assign to Purchaser on the subsequent closing dates, to the extent assignable, all warranties from its subcontractors and all consumer warranties applicable to appliances and mechanical equipment.

8.3 The parties acknowledge that  Seller is completing the construction of homes for third party contract purchasers (“Contract Purchasers”) as is more particularly described in Paragraph 28 hereof.  A schedule of the contracts that are either under construction or not started with such Contract Purchasers as set forth on the backlog schedule, attached hereto and made a part hereof as Exhibit “K” (the “Backlog Schedule”).  In the event that any of such Contract Purchasers ask to terminate their purchase contracts with Seller, Seller shall have the right to negotiate with such Contract Purchasers and offer them up to a 15% discount off their purchase price as listed on Exhibit “K”.  If any of the Contract Purchasers elect to terminate their purchase contracts, Seller shall notify Purchaser and Purchaser shall purchase such homes where such Contract Purchasers have terminated their contracts (“Cancelled Homes”) upon the following terms.  Seller shall provide written notice that any such purchase contract(s) have been terminated.  With such written notice, Seller shall provide a copy of the termination agreement and/or the mutual releases executed with such Contract Purchasers.  Seller shall complete construction of the Cancelled Home and obtain a certificate of occupancy from the applicable governmental authority.  Within thirty (30) days after issuance of the certificate of occupancy, Purchaser shall purchase each such Cancelled Home from Seller and Seller shall convey such Cancelled Homes to Purchaser.  Prior to the closing, Seller and Purchaser shall inspect such Cancelled Homes and shall agree to a punchlist of items to be completed by Seller.  Each punchlist shall be completed prior to the respective closing for such Cancelled Homes.  The purchase price for each of the Cancelled Homes shall be that set forth on the Backlog Schedule as the “Kolter Acquisition Price” less ten percent (10%)”.  If any of the contract listed on the Backlog Schedule as “not started” are terminated before construction commences, Seller shall sell to Purchaser and convey the lot where construction has not commenced at a subsequent closing, within thirty (30) days after such termination with the respective Contract Purchaser, and the purchase price for such lot is set forth as the “land value only” on the Backlog Schedule.  Paragraph 4 of this Agreement dealing with title and survey, Paragraph 5 related to adjustments to the Purchase Price, the relevant portions of Paragraph 10 relating to the closing documents and Paragraph 16 related to closing costs shall govern the conveyance of such Cancelled Homes.  Such Cancelled Homes shall be conveyed and transferred in their “as is” condition as described in Paragraph 19 of this Agreement but Seller shall assign to Purchaser on the subsequent closing dates, to the extent assignable, all warranties from its subcontractors and all consumer warranties applicable to appliances and mechanical equipment.

8.4 Seller is the tenant under certain leases of model homes and a tenant of a lease of an existing billboard advertising Paloma, which are described on Exhibit “L”, attached hereto and made a part hereof (the “Leases”).  At the time of closing, Seller shall assign to Purchaser and Purchaser shall assume from Seller all of Seller’s, right, title and interest as tenant under the terms of the Leases.  Purchaser hereby agrees to indemnify and hold Seller harmless from any liability, loss, damage or expense, including, but not limited to, reasonable attorneys’ fees and costs, sustained or incurred by Seller by reason of Purchaser’s failure to perform the obligations under the assumed Leases, which arise or relate to the period of time from and after the Closing Date.  In consideration of such assumption by Purchaser, at the Closing, Seller shall transfer to Purchaser, by bill of sale, all furniture and furnishings owned by Seller within any of the leased models, if any, to the extent that such furniture and furnishings can be removed from the model residence upon termination of the Lease therefore.

8.5 Seller shall also convey to Purchaser, at the time of Closing, by bill of sale, the furniture currently located or which has just been removed from the Oaks, Lots 29 and 30, provided that Purchaser removes all furniture and assumes responsibility for storage on or before February 1, 2008.  In addition, furniture shall also be conveyed by Seller to Purchaser by bill of sale, in the Oaks lot 31, Tres Belle lots 108 and 109 and Paloma lots 62, 125 and 126.

9. HOMEOWNER ASSOCIATIONS.

9.1 Seller is the Declarant or Developer pursuant to those certain homeowners associations for the Projects which are more particularly described on Exhibit “M”, attached hereto and made a part hereof (the “Project Declarations”).

9.2 On the Closing Date, Seller shall assign to Purchaser and Purchaser shall assume all of the rights and obligations of the Seller as Declarant or Developer under the terms of the Project Declarations.  Purchaser shall indemnify and hold Seller harmless from any liability, loss, damage or expense, including, but not limited to, reasonable attorneys’ fees and costs, sustained or incurred by Seller by reason of Purchaser’s failure to fulfill the obligations of Seller as the Declarant or Developer under the terms of the Project Declarations, which arise or relate to the period of time from and after the Closing Date. Seller shall indemnify and hold Purchaser harmless from any liability, loss, damage or expense, including, but not limited to, reasonable attorneys’ fees and costs, sustained or incurred by Purchaser by reason of Seller’s failure to fulfill the obligations of Seller as the Declarant or Developer under the terms of the Project Declarations, which arise or relate to the period of time prior to the Closing Date. Seller’s indemnification as provided herein shall survive Closing for the Survival Period.

9.3 Pursuant to Paragraph 5.1(b), Seller and Purchaser agreed to prorate the homeowners’ association assessments as of the Closing Date.  Seller shall retain the obligation to fund the deficits of the homeowners associations through December 31, 2007.  Purchaser will assume all obligations as the successor declarants to fund all deficits of the homeowner associations from and after the Closing Date.  To the extent that the financial accounting of the homeowners’ associations is not complete as of the Closing Date, the parties agree to reprorate and readjust any such prorations as of the completion of the accounting for the homeowners’ association.  From and after the Closing Date, Seller shall pay assessments to the applicable homeowners’ associations on a lot by lot basis based upon the lots retained by Seller within the Projects.

9.4 Prior to the Closing, Seller will provide Purchaser with copies of all management agreements that it has in place with respect to the homeowners’ associations.  Purchaser shall have the right prior to the Closing to elect to have Seller terminate any or all of such management agreements.  To the extent that Purchaser elects to have any or all management agreements terminated, Seller shall terminate such designated management agreements as of the Closing Date.  Purchaser shall assume all responsibility for management of the homeowners associations from and after the Closing Date.

10. CLOSING

10.1 The acquisition and sale contemplated herein shall close (referred to in this Agreement as the “Closing” or the “Initial Closing”) at the offices of Broad and Cassel, 7777 Glades Road, Suite 300, Boca Raton, Florida 33434 commencing at 10:00 a.m. on December 27, 2007, with a pre-closing and review of documents on December 26, 2007.  The actual date of the Closing is referred to in this Agreement as the “Closing Date”.  The parties acknowledge that pursuant to the terms of this Agreement there will be subsequent closings on the purchaser of the incomplete Models and Spec Homes and on the purchase of lots and/or completed homes resulting from terminations of contracts with Contract Purchasers, which are provided for herein.

10.2 At the Closing, Seller shall deliver to the Purchaser or the Escrow Agent, as applicable, the following, all of which shall be in form reasonably satisfactory to Purchaser and duly executed by Seller:

(a) A special warranty deed sufficient to convey fee simple title to the Real Property in conformity with the legal description set forth in the Commitment, subject to the Permitted Exceptions.  At Purchaser’s option, Purchaser may form one or more separate entities to take title to portions of the Real Property.  Seller will cooperate and will execute separate special warranty deeds to each designated entity elected by Purchaser. Purchaser will select no more than one (1) separate entity for each of the Projects.

(b) A quit claim deed to convey title to any common areas which have not yet been conveyed to the applicable homeowners association for each of the Projects.

(c) A bill of sale conveying to Purchaser title to the personal property of Seller located on the Real Property.

(d) An assignment of leases and tenancies, affecting the Property.

(e) An assignment of the Development Approvals.

(f) An assignment of the rights as Declarants under the Project Declarations.

(g) A certificate of Seller stating that Seller is not a “foreign person” as defined in the Internal Revenue Code.

(h) Certified copies of Resolutions of the Seller approving the transactions described in this Agreement and authorizing the execution of all documents required hereunder, in forms satisfactory for the Title Company to insure title to the Real Property.

(i) If Purchaser so elects, the termination of all management agreements designated by Purchaser with respect to the homeowners’ associations.  As of the Closing Date, Purchaser shall be responsible for all such management services.

(j) Resignations of all representatives of Seller as officers and directors of the applicable homeowners associations.  In lieu thereof, Seller shall execute a written action of developer/declarant as permitted under the Homeowners’ Associations to remove the Seller designated officers and directors.  From and after the Closing Date, Purchaser shall designate officers and directors of such homeowners associations.  Purchaser shall execute a similar designation at the time of Closing, adding John Csapo, Joe Pease and Aaron Chorost as officers and directors.

(k) A limited license to utilize Seller’s architectural, building and site plans and specifications for each of the Projects.

(l) An assignment of all of Seller’s right, title and interest, to the extent assignable, of all warranties from subcontractors and all consumer warranties with respect to the Model Homes and Spec Homes.

(m) An assignment to the respective homeowners’ association, of all of Seller’s right, title and interest, to the extent assignable, of all warranties from subcontractors and all consumer warranties with respect to all improvements within the common areas of the homeowners’ associations.

(n) The Letter of Credit shall be delivered to the Escrow Agent pursuant to the Escrow Agreement, to be disbursed by Escrow Agent in accordance with the terms thereof.

(o) Any other agreement, document or instrument required by this Agreement to be delivered by Seller or reasonably necessary to carry out its provisions or required to own, operate, maintain and develop the Projects.

10.3 In lieu of Seller’s delivery of a special warranty deed conveying title to the Real Property directly to Purchaser at the Initial Closing, Seller shall have the right at its election, to assign its entire membership interest in four (4) newly formed Florida limited liability companies to which Seller will convey fee simple title to the Real Property and the completed Specs and Models within five (5) business days prior to the Closing.  Purchaser will designate what portion of the Real Property and the completed Specs and Models will be conveyed to each entity.  In furtherance thereof, the Seller makes the following additional covenants, representations and warranties with respect to the limited liability companies (the “Acquisition Entities”) to be formed by Seller on or about five (5) days prior to Closing:

(a) The Acquisition Entities shall be Florida limited liability companies duly organized and validly existing under the laws of the State of Florida.  The sole member of the Acquisition Entities will be the Seller.  The articles of organization and operating agreement of the Acquisition Entities shall be prepared by Seller.

(b) Seller shall own one hundred percent (100%) of the ownership, management and other interest in the Acquisition Entities, free and clear of all liens, claims, and encumbrances (collectively referred to as the “Interest”).  Seller shall hold all right, title and interest in and to the Interest, free of all liens and encumbrances, and the Interest shall not be issued in violation of the preemptive rights of any person or any agreement or laws by which the Acquisition Entities at the time of issuance was or shall be bound.  There shall be no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, rights of redemption, subscriptions, claims, agreements, obligations, convertible or exchangeable securities or other plans or commitments, contingent or otherwise, relating to the Interest, except as may be provided in the Operating Agreements and Articles of Organization of the Acquisition Entities, true and complete copies of which shall be furnished to Seller by Purchaser no later than two (2) days prior to the Closing.  All of the rights with respect to the operation or management of the Acquisition Entities shall be set forth in such documents and shall not be modified or amended by Seller except with the prior consent of Purchaser.

(c) Not earlier than three (3) days prior Closing, Seller agrees to execute a special warranty deed conveying the designated portion of the Real Property  to each of the Acquisition Entities, as a capital contribution and for no monetary consideration, free and clear of all liens, claims and encumbrances whatsoever except for the permitted exceptions described in the Commitment.

(d) At the Closing and after the deeds to the Acquisition Entities have been validly delivered, Seller agrees to execute and deliver an assignment to Purchaser of the Interest, which Interest shall be conveyed free and clear of all liens, claims and encumbrances so that the Purchaser shall own one hundred percent (100%) of the ownership and rights with respect to each of the Acquisition Entities.

(e) At the Closing, Seller and/or the Acquisition Entities, as appropriate, shall execute and deliver a closing affidavit in form reasonably required by the Title Company to permit the deletion of the preprinted exceptions from the Commitment with regard to gap, parties in possession, mechanics’ liens and unrecorded survey matters.

(f) At the Closing, the manager of the Acquisition Entities shall resign and representatives designated by Purchaser shall be substituted in lieu thereof.

(g) Other than the obligations described in this Agreement and the permitted exceptions described in the Commitment, Seller represents that Acquisition Entities shall have no liabilities at Closing.  This representation shall survive the Closing.

(h) At the Closing, the closing documents referred to in Paragraph 10.2(c), (d), (e), (f), (k), (l) and (m) shall be executed and delivered to the applicable Acquisition Entity designated by Purchaser.  Such designated Acquisition Entity shall also execute the assumption of the obligations as described in Paragraph 10.4(c) hereof.

10.4 At the Closing, Purchaser shall deliver to the Seller the following, all of which shall be in form reasonably satisfactory to Seller and duly executed by Purchaser (where applicable):

(a) The balance of the Purchase Price and all other amounts due to Seller hereunder.

(b) A certified copy of a Resolution of the Manager of the Purchaser approving the transaction set forth in this Agreement and authorizing the execution of all documents required hereunder.

(c) An assumption of the obligations set forth in the various assignments, described in Paragraph 10.2 of this Agreement.

(d) The Guaranty as described in Paragraph 34 hereof.

(e) Any other agreement, document or instrument required by this Agreement to be delivered by Purchaser or reasonably necessary to carry out its provisions.

10.5 At the Closing, Purchaser and Seller shall:

(a) Deliver to the title company such evidence of their existence, good standing, qualification to do business and authority to consummate this transaction as the title company may require in order to issue the title insurance policy to the Purchaser.

(b) Execute escrow instructions, if necessary, with the Escrow Agent or title company in the form necessary to carry out the provisions of this Agreement.

(c) Execute and exchange closing or settlement statements confirming the status of financial matters pertaining to the transaction.

(d) Execute and exchange the certificates described herein.

(e) Purchaser and Seller shall execute joint letters to the owners and the members within the Projects, informing them of the closing of this transaction.

(f) Cooperate in issuing a news release and in preparing appropriate public relations materials, announcing the closing of this transaction.

11. REPRESENTATIONS OF SELLER

11.1 Seller represents and warrants to Purchaser as follows:

(a) Seller is a limited liability company, validly existing and in good standing under the laws of the State of Florida.  Seller has all requisite power and authority and is entitled to carry on its business as it is now being conducted, and to own, lease or operate its properties as and in the places where such business is now conducted and where such properties are now owned, leased or operated.

(b) Seller has taken all necessary action required to be taken by Seller to authorize the execution, delivery and performance of this Agreement.  This Agreement has been duly executed and delivered by a duly authorized officer of Seller, and constitutes, and will constitute on the Closing Date, the valid and binding obligation of Seller, enforceable in accordance with its terms.

(c) Except for those previously obtained or which will be obtained by Seller prior to Closing, no approval, consent, or other authorization is required from, and no filing or registration is required to be made with, any court, administrative agency or governmental authority in connection with the execution and performance of this Agreement by Seller.

(d) To Seller’s knowledge, there is no litigation pending or threatened against, by or affecting Seller or the Projects in any material respect, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby.

(e) To Seller’s knowledge, there are no pending or threatened condemnation proceedings, suits or administrative actions relating to the Real Property.

(f) To Seller’s knowledge, there are no material defects in any portion of the Improvements constructed by Seller within the Projects.

11.2 As used herein, the reference to Seller’s knowledge or other such references to the knowledge of Seller shall be deemed to mean the actual knowledge, without investigation or inquiry of John Sellinger and David Lederman and shall not be construed, by imputation or otherwise, to refer to the knowledge of any advisor to Seller or any other officer, agent, manager, representative or employee of Seller.  There shall be no personal liability on the part of such designated party arising out of any of the Seller’s representations and warranties set forth herein.

11.3 The representations and warranties contained in Paragraph 11.1 may be relied upon by the Purchaser and shall survive the Closing Date for twelve (12) months (the “Survival Period”).

12. REPRESENTATIONS OF PURCHASER

12.1 Purchaser hereby represents to Seller as follows:

(a) Purchaser is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Florida.

(b) Purchaser has the full right, power and authority to execute, deliver and perform its obligations under this Agreement.

(c) That the person signing this Agreement on behalf of Purchaser is authorized to do so.

(d) There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending against Purchaser which, if adversely determined, could materially interfere with the consummation of this transaction contemplated by this Agreement.

12.2 The representations and warranties contained in Paragraph 12.1 may be relied upon by the Seller and shall survive the Closing Date for the Survival Period.

13. SELLER’S OBLIGATIONS PRIOR TO CLOSING.  Seller covenants and agrees with Purchaser as follows:

13.1 From the Effective Date until the Closing, Seller, at its expense, shall conduct normal maintenance and repairs to the Property so as to maintain the Property in the same condition that exists on the Effective Date, ordinary wear and tear, casualty and condemnation excepted.

13.2 Seller shall conduct its business in the ordinary course, and in substantially the same manner as Seller has previously conducted such business.

14. CONDITIONS TO PURCHASER’S AND SELLER’S OBLIGATIONS.

14.1 It is a condition precedent to Closing of this Agreement by Purchaser as follows:

(a) Each of the representations and warranties of Seller set forth in this Agreement shall be true, complete and correct at the date of the Closing as if made at that time, in all material respects and the parties shall have delivered their certificates to such effect.

(b) Seller shall have performed and complied with all agreements, undertakings, obligations, and covenants which are required to be performed or complied hereunder on or prior to the Closing.

(c) At the Closing, Seller shall deliver or cause to be delivered each of the items required of it as specified in Paragraphs 10.3 and 10.5.

(d) The Real Property shall not be subject to a threatened or actual taking or condemnation by any governmental authority which taking or condemnation will, in Purchaser’s reasonable opinion, materially impair development and sale of the Real Property.  If prior to Closing any condemnation has occurred, the proceeds of condemnation shall be delivered to the Purchaser.  If any condemnation action is pending as of Closing, the rights to any condemnation proceeds shall be assigned by Seller to the Purchaser.

(e) There shall have occurred no casualty loss to the Property for which insurance proceeds shall not be sufficient, in Purchaser’s reasonable discretion, to repair and/or restore any damaged improvements to the same condition as existed prior to such damage.  If such damage or destruction occurs prior to Closing, Seller shall assign to Purchaser any and all insurance proceeds payable as a result therefrom.  In the event of a casualty loss which exceeds a cost to repair of $20,000.00, Purchaser shall have the right, in Purchaser’s sole and absolute discretion, to delete that portion of the Property where such damage and casualty has occurred, and the Purchase Price shall be reduced by the Agreed Value for that portion of the Property deleted, and Purchaser shall be obligated to close this transaction in accordance with the terms hereof.

14.2 It is a condition precedent to Closing of this Transaction by Seller as follows:

(a) Each of the representations and warranties of Purchaser set forth in this Agreement shall be true, complete and correct at the date of the Closing as if made at that time, in all material respects and the Parties shall have delivered their certificates to such effect.

(b) Purchaser shall have performed and complied with all agreements, undertakings, obligations, and covenants which are required to be performed or complied hereunder on or prior to the Closing.

(c) At the Closing, Purchaser shall deliver or cause to be delivered each of the items required of it as specified in Paragraphs 10.4 and 10.5.

15. DEFAULT AND REMEDIES

15.1 In the event that prior to the Initial Closing Purchaser defaults as to any of its obligations set forth in this Agreement, and if such default is not cured within ten (10) days after notice of such default from the Seller specifically referencing and identifying such event of default, Seller, as its exclusive remedy hereunder, shall retain the Deposit as agreed upon full and complete liquidated damages and not as a penalty and thereupon no party shall have any further obligation or liability hereunder. Notwithstanding the foregoing, Purchaser shall not be entitled to notice of default or cure period for Purchaser’s failure to close on the scheduled Closing Date.   Purchaser and Seller acknowledge that in the event of Purchaser’s default it would be difficult to determine Seller’s actual damage and Purchaser acknowledges that such damages will in any event be substantial if the Initial Closing is not consummated.  Purchaser acknowledges that the provision for liquidated damages set forth herein is a fair and accurate measure of Seller’s damages and is not to be deemed a penalty.  Except for Purchaser’s obligations under the indemnification provisions of this Agreement, the foregoing shall be the sole and exclusive remedy of Seller for a default by Purchaser which occurs prior to Closing.

15.2 In the event of a default by Purchaser as to any of its obligations set forth in this Agreement subsequent to the Initial Closing, if such default is not cured within fifteen (15) days after notice of such default, specifically referencing and identifying such event of default, Seller shall have each and every remedy provided for such default under Florida law, including but not limited to specific performance, provided, however, in no event shall Purchaser be liable for consequential, special or punitive damages.

15.3 In the event that prior to the Initial Closing Seller defaults as to any of its obligations as contained in this Agreement, and if such default is not cured within ten (10) days after notice of such default from the Purchaser, specifically referencing and identifying such event of default, Purchaser shall be entitled, in Purchaser’s sole and absolute discretion, to either a refund of the Deposit (or any portion thereof actually delivered to Escrow Agent) and, upon such refund, no party shall have any further obligation or liability hereunder (except as to those indemnities that survive termination), or Purchaser shall have the right to proceed against the Seller for specific performance of this Agreement.

15.4 In the event of a default by Seller as to any of its obligations set forth in this Agreement subsequent to the Initial Closing, if such default is not cured within fifteen (15) days after notice of such default, specifically referencing and identifying such event of default, Purchaser shall have each and every remedy provided for such default under Florida law, including but not limited to specific performance, provided, however, in no event shall Seller be liable for consequential, special or punitive damages.  Purchaser acknowledges that Seller’s liability under Paragraph 7 shall be limited to the Self Help Remedy described in Paragraph 7.7 hereof.

16. CLOSING COSTS AND EXPENSES.  Seller shall pay for the cost of documentary stamp taxes on the deeds, if any, and recording the deeds.  Seller shall also pay for the cost of the title search, title examination and the cost of the owner’s title insurance policy.  Both Seller and Purchaser shall pay fifty percent (50%) of the recording fees for the recording of the closing documents.  Each party shall pay their respective legal fees.  It is the intent of the parties that no documentary stamp tax is due in connection with the conveyances at the Initial Closing, but in the event it is determined that any such documentary stamp taxes are due, Seller and Purchaser shall each pay one-half (1/2) of any documentary stamp tax liability, together with any interest and penalties due thereon.

17. BROKERS.  Seller hereby warrants to Purchaser that Seller has not engaged or dealt with any broker or agent with respect to the purchase and sale of the Property as contemplated by this Agreement.  Seller shall indemnify and hold Purchaser harmless from and against any and all liability, cost, damage and expense (including, but not limited to, attorneys’ fees and costs of litigation and appeals) Purchaser shall ever suffer or incur because of any claim by any broker or agent claiming to have dealt with Seller, whether or not meritorious, for any commission or other compensation with respect to this Agreement or to the purchase and sale of the Property in accordance with this Agreement.  Purchaser hereby warrants to Seller that Purchaser has not dealt with any broker or agent with respect to the purchase and sale of the Property as contemplated by this Agreement.   Purchaser shall indemnify and hold Seller harmless from and against any and all liability, loss, cost, damage and expense (including, but not limited to, attorneys’ fees and costs of litigation and appeals) Seller shall ever suffer or incur because of any claim by any broker or agent, claiming to have dealt with Purchaser, whether or not meritorious, for any commission or other compensation with respect to this Agreement or to the purchase and sale of the Property in accordance with this Agreement.  The obligations of Seller and Purchaser under this Agreement shall survive the Closing hereunder or any earlier termination of this Agreement.

18. NOTICES.  Any notice, request, demand, instruction or other communication to be given to either party, except where required by the terms of this Agreement to be delivered at the Closing, shall be in writing and shall be sent by registered or certified mail, return receipt requested, by express overnight courier, by facsimile or by hand delivery to the other party hereto, with a copy sent by e-mail on the same day as the other method utilized to the addresses set forth below, or to such address as the parties hereafter may specify in writing:

           SELLER:                                 M/I Homes of West Palm Beach, LLC
                                                 3 Easton Oval, Suite 500
Columbus, Ohio 43219
Attn:  J. Thomas Mason, Esquire, General Counsel
Telephone:  (614) 418-8014
Fax:  (614) 418-8622
E-mail:  tmason@mihomes.com

Copy to:                                Broad and Cassel
7777 Glades Road, Suite 300
Boca Raton, Florida  33434
Attn:  Richard B. MacFarland, P.A.
Telephone:  (561) 483-7000
Fax:  (561) 483-7321
E-mail:  rmacfarland@broadandcassel.com

PURCHASER:                                KLP East LLC
150 Second Avenue N, Suite 670
St. Petersburg, Florida 33701
Attn:  James P. Harvey
Telephone: (727) 456-1244
Fax:  (727) 456-1461
E-Mail:  jharvey@kolter.com

Copy to:                                Kolter Property Company
1601 Forum Place, Suite 805
West Palm Beach, Florida 33401
Attn:  General Counsel
Telephone:  (561) 682-9600
Fax:  (561) 682-1050
E-mail:  legalnotice@kolter.com

Notice shall be deemed given if forwarded by certified or registered mail through the facilities of the United States Postal Office on the day following the date that the notice in question is deposited in the facilities of the United States Postal Service.  If notice is forwarded by express overnight courier, it shall be deemed given on the day that the notice in question is deposited in the facilities of an express overnight courier.  If notice is delivered by hand delivery, notice shall be deemed given when actually delivered.  If notice is delivered by facsimile it shall be deemed given on the day that it is sent by facsimile, provided that it is received by the other party prior to 5:00 p.m. on such day, if a business day, otherwise it shall be deemed given on the next business day following the date the facsimile has been sent, provided, further, that a confirmatory copy is delivered by either certified or registered mail or express overnight courier as provided herein.

19. “AS IS” TRANSACTION.  PURCHASER ACKNOWLEDGES THAT THIS TRANSACTION AND THE ASSIGNMENT, CONVEYANCE AND TRANSFER OF THE PROPERTY BY THE SELLER TO THE PURCHASER IS IN ITS “AS IS” CONDITION WITHOUT ANY REPRESENTATION OR WARRANTY, ORAL OR WRITTEN, EXPRESS OR IMPLIED.  PURCHASER ACKNOWLEDGES THAT IT IS A SOPHISTICATED PURCHASER, INVESTOR AND OWNER OF REAL ESTATE AND PURCHASER HAS HAD AND WILL HAVE, PRIOR TO THE CLOSING, THE OPPORTUNITY TO FULLY INVESTIGATE THE STATUS OF THE PROJECTS, THE CONDITION OF THE PROPERTY AND THE OBLIGATIONS OF THE SELLER WITH RESPECT TO THE PROJECTS AND THE PROPERTY.  PURCHASER HEREBY ACCEPTS THE PROPERTY IN ITS “AS IS” CONDITION AND WAIVES AND RELEASES ANY CLAIMS THAT IT HAS OR MAY HAVE, NOW OR IN THE FUTURE, AGAINST THE SELLER WITH RESPECT TO THE CONDITION OR STATUS OF THE PROPERTY OR ANY REPRESENTATION, ORAL OR WRITTEN, EXPRESS OR IMPLIED WITH RESPECT TO THE PROPERTY, EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT.

20. ENTIRE AGREEMENT.  This Agreement sets forth the entire agreement and understanding of the parties in respect to the transactions contemplated by this Agreement, and supersedes all prior agreements, arrangements and understandings relating to the subject matter of this Agreement.  No representation, promise, inducement or statement of intention has been made by Seller or Purchaser which is not embodied in this Agreement, or in the attached Exhibits or the written statements, certificates, schedules or other documents delivered pursuant to this Agreement, and neither Purchaser nor Seller shall be bound by or liable for any alleged representations, promise, inducement or statement of intention not so set forth.

21. COUNTERPARTS.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

22. GOVERNING LAW.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida.  The venue of any action arising under this Agreement shall be in Palm Beach County, Florida.

23. RECORDING OF AGREEMENT.  Purchaser and Seller each covenant and agree that it will not record this Agreement in the public records of the county or other jurisdiction in which any of the Property is located.  Any breach of such covenant shall be deemed a material breach of this Agreement by the party so recording this Agreement.

24. RADON GAS.  The foregoing notice is delivered to Purchaser:  “Radon gas is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county health unit.”

25. ATTORNEYS’ FEES.  In the event of any dispute arising out of the interpretation or enforcement of this Agreement, the prevailing party in any such dispute shall be entitled to recover from the non-prevailing party all costs and expenses sustained or incurred by such prevailing party, whether suit be brought or not, and including, without limitation, reasonable attorneys’ fees and costs sustained in all administrative, judicial, and bankruptcy proceedings, and in all appellate proceedings.  In addition, wherever in this Agreement either party is entitled to be reimbursed for attorneys’ fees, such phrase shall mean “reasonable” attorneys’ fees.

26. ESCROW AGENT.  The Escrow Agent agrees by acceptance of the monies to be deposited with it (the “Escrow Funds”) to hold the same in escrow and to disburse such monies in accordance with the terms and conditions of this Agreement.  In the event of a dispute between Purchaser and Seller as to the duties or liabilities under the provisions of this Agreement, Escrow Agent may, in its sole discretion, continue to hold the monies which are subject to this escrow until the parties mutually agree to the disbursement thereof or until final judgment of a court of competent jurisdiction binding the parties thereto, or it may deposit all the monies then held pursuant to this Agreement with the Clerk of the Circuit Court of Palm Beach County and, upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully cease and terminate, except to the extent of accounting for any monies theretofore delivered out of escrow.  In the event of any suit between Purchaser and Seller wherein the Escrow Agent is made a party by virtue of acting as Escrow Agent hereunder, or in the event of any suit wherein the Escrow Agent interpleads the subject matter of this escrow, the Escrow Agent shall be entitled to recover reasonable attorneys’ fees and court costs to be paid from the Escrow Funds, but chargeable as costs in favor of the prevailing party.  All parties agree that the Escrow Agent shall not be liable to any party or person whomsoever for misdelivery of monies subject to this escrow to Purchaser or Seller unless such misdelivery shall be due to willful breach of this Agreement or gross negligence on the part of the Escrow Agent.

The parties expressly recognize that Escrow Agent is the attorney for the Seller and both parties agree that such representation will continue through this transaction, and may further continue subsequent to the Closing.  Purchaser acknowledges that Escrow Agent may represent the Seller for all matters related to this transaction, including, but not limited to, any litigation arising herein and that such duties as Escrow Agent shall not disqualify Seller’s attorney from representing Seller in such matters.

27. SURVIVAL OF PROVISIONS OF THIS AGREEMENT.  Except as otherwise set forth herein, none of the agreements, representations and warranties or other provisions of this Agreement shall survive the final closing and delivery of all deeds.  It is agreed that the provisions of Paragraphs 6, 7, 8, 9, 11, 12, 15, 16, 17, 18, 19, 20, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, and 35 hereof, in their entirety,  shall survive Closing and/or termination of the Agreement provided, however, the representations of Seller and Purchaser pursuant to Paragraphs 11 and 12 of this Agreement shall survive the Closing but only for the Survival Period.

28. SELLER’S BUILDING ACTIVITIES.  Seller and Purchaser acknowledge that Seller has retained title to various lots within the Projects upon which it is currently constructing homes for third party purchasers pursuant to written contracts.  Seller shall be permitted to continue all construction activities to complete such homes and to convey the homes and lots to such purchasers, subject to the following provisions.

28.1 Seller shall not damage, cause to be damaged, or permit to be damaged any property or improvements within the Projects.  Seller assumes full responsibility and liability for any construction, maintenance or repair of any such improvements arising from Seller’s activities.

28.2 Seller agrees to maintain its construction and job sites in a neat and orderly condition throughout construction and to employ safety practices commensurate with Seller’s customary building practices.  Seller agrees to keep roadways, easements, swales, lakes, common areas and other such areas adjacent to its lots clear from construction materials and excessive trash or debris at all times.

28.3 Purchaser acknowledges that all plans for the construction of the homes have been approved by the applicable architectural control board pursuant to the Declarations and that Seller shall be permitted to complete construction of such homes.  Purchaser shall not interfere in any manner with Seller’s continued construction activities.  Seller and its employees, subcontractors, agents and customers shall have full access to the Projects, at all reasonable times, for the purposes of completing such construction and for marketing and selling the homes.

29. MISCELLANEOUS PROVISIONS

29.1 Time is of the essence with respect to the parties’ obligations under this Agreement to timely consummate the Closing in accordance with the terms hereof.

29.2 No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by the other party with its obligations hereunder shall constitute a waiver of any party’s right to demand strict compliance with the terms of this Agreement.

29.3 The subject headings of the numbered articles and paragraphs of this Agreement are included for convenience only, and shall not affect the interpretation of any of its provisions.  Any reference herein to Articles, Paragraphs or Subparagraphs shall refer to the corresponding Articles, Paragraphs or Subparagraphs of this Agreement, unless specific reference is made to the articles, paragraphs or other subparagraphs of another document or instrument.

29.4 Both parties have participated in drafting this Agreement and this Agreement shall be construed without regard to any presumption or other rule of construction against the party causing this Agreement to be drafted.

29.5 In entering into this Agreement, the Seller has relied upon the expertise and the financial ability of the Purchaser to perform under this Agreement.  Therefore, the Purchaser shall not be permitted to assign any or all of its rights under this Agreement except with the prior written consent of the Seller, which consent may be withheld for any reason.  Notwithstanding the foregoing, Purchaser may assign its rights and obligations hereunder to any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser, to any wholly owned subsidiary, its general partner, its parent limited partnership or to any entity as part of an acquisition, consolidation or reorganization of all or substantially all of Purchaser’s business, activities and assets by written notice to Seller. No assignment allowed under this Paragraph 29.5 shall be effective unless the assignee agrees to assume the obligations of assignor hereunder.

29.6 Purchaser hereby acknowledges and agrees that except as specifically otherwise permitted in this Agreement, it will maintain as confidential this Agreement and the existence and the terms hereof and that it will not disclose it or the terms hereof to any person or entity.  Notwithstanding the foregoing, Purchaser shall be permitted to disclose the existence of this Agreement and the terms and conditions contained herein to its attorneys, accountants, lenders and prospective lenders, joint venturers and prospective joint venturers identified to Seller in writing, which Purchaser deems reasonable or necessary in order to close the transaction contemplated hereby.  In addition, Purchaser shall be permitted to advise its consultants that it has entered into an agreement with Seller but Purchaser shall not be permitted to disclose to such consultants any of the terms hereof.  Such parties shall agree to maintain the information disclosed to them as confidential.  This confidentiality provision shall remain in full force and effect until the Closing and shall survive any earlier termination of this Agreement.

29.7 SELLER AND PURCHASER WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, OR ANY PROCEEDING IN ANY WAY ARISING OUT OF OR RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT AND SELLER AND PURCHASER AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

29.8 Seller and Purchaser hereby agree that a facsimile copy of this Agreement and any signatures thereon shall be considered for all purposes as originals.

29.9 Seller and Purchaser agree that they shall cooperate, in good faith, at all times to carry out the intent of this Agreement, both before and after the Initial Closing and all closings subsequent thereto.  In connection therewith, each party agrees to execute any corrective instrument and/or supplemental instrument deemed reasonably necessary to effectuate the performance of either party under the terms and provisions of this Agreement.

30. DISCLOSURE FOR PALOMA.

           The Purchaser should not execute the Agreement until it has received and read the following disclosure summary required by 720.401, Florida Statutes:

DISCLOSURE SUMMARY
FOR
PALOMA

1.           AS A PURCHASER OF PROPERTY IN THIS COMMUNITY, YOU WILL BE OBLIGATED TO BE A MEMBER OF A HOMEOWNERS' ASSOCIATION.

2.           THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND OCCUPANCY OF PROPERTIES IN THIS COMMUNITY.

3.           YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION. ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $789.13 PER QUARTER. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $____N/A       PER _____.

4.           YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY, COUNTY, OR SPECIAL DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.

5.           YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY A MANDATORY HOMEOWNERS' ASSOCIATION COULD RESULT IN A LIEN ON YOUR PROPERTY.

6.           THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE HOMEOWNERS' ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $    N/A       PER _____.

7.           THE DEVELOPER MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS WITHOUT THE APPROVAL OF THE ASSOCIATION MEMBERSHIP OR THE APPROVAL OF THE PARCEL OWNERS.

8.           THE STATEMENTS CONTAINED IN THIS DISCLOSURE FORM ARE ONLY SUMMARY IN NATURE, AND, AS A PROSPECTIVE PURCHASER, YOU SHOULD REFER TO THE COVENANTS AND THE ASSOCIATION GOVERNING DOCUMENTS BEFORE PURCHASING PROPERTY.

9.           THESE DOCUMENTS ARE EITHER MATTERS OF PUBLIC RECORD AND CAN BE OBTAINED FROM THE RECORD OFFICE IN THE COUNTY WHERE THE PROPERTY IS LOCATED, OR ARE NOT RECORDED AND CAN BE OBTAINED FROM THE DEVELOPER.

31. DISCLOSURE FOR OAKS.

           The Purchaser should not execute the Agreement until it has received and read the following disclosure summary required by 720.401, Florida Statutes:

DISCLOSURE SUMMARY
FOR
OAKS

1.           AS A PURCHASER OF PROPERTY IN THIS COMMUNITY, YOU WILL BE OBLIGATED TO BE A MEMBER OF A HOMEOWNERS' ASSOCIATION.

2.           THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND OCCUPANCY OF PROPERTIES IN THIS COMMUNITY.

3.           YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION. ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $606.57 PER QUARTER. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $____N/A____ PER _____.

4.           YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY, COUNTY, OR SPECIAL DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.

5.           YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY A MANDATORY HOMEOWNERS' ASSOCIATION COULD RESULT IN A LIEN ON YOUR PROPERTY.

6.           THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE HOMEOWNERS' ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $    N/A       PER _____.

7.           THE DEVELOPER MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS WITHOUT THE APPROVAL OF THE ASSOCIATION MEMBERSHIP OR THE APPROVAL OF THE PARCEL OWNERS.

8.           THE STATEMENTS CONTAINED IN THIS DISCLOSURE FORM ARE ONLY SUMMARY IN NATURE, AND, AS A PROSPECTIVE PURCHASER, YOU SHOULD REFER TO THE COVENANTS AND THE ASSOCIATION GOVERNING DOCUMENTS BEFORE PURCHASING PROPERTY.

9.           THESE DOCUMENTS ARE EITHER MATTERS OF PUBLIC RECORD AND CAN BE OBTAINED FROM THE RECORD OFFICE IN THE COUNTY WHERE THE PROPERTY IS LOCATED, OR ARE NOT RECORDED AND CAN BE OBTAINED FROM THE DEVELOPER.

32. DISCLOSURE FOR TRES BELLE.

           The Purchaser should not execute the Agreement until it has received and read the following disclosure summary required by 720.401, Florida Statutes:

DISCLOSURE SUMMARY
FOR
TRES BELLE

1.           AS A PURCHASER OF PROPERTY IN THIS COMMUNITY, YOU WILL BE OBLIGATED TO BE A MEMBER OF A HOMEOWNERS' ASSOCIATION.

2.           THERE HAVE BEEN OR WILL BE RECORDED RESTRICTIVE COVENANTS GOVERNING THE USE AND OCCUPANCY OF PROPERTIES IN THIS COMMUNITY.

3.           YOU WILL BE OBLIGATED TO PAY ASSESSMENTS TO THE ASSOCIATION. ASSESSMENTS MAY BE SUBJECT TO PERIODIC CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $568.98 PER QUARTER. YOU WILL ALSO BE OBLIGATED TO PAY ANY SPECIAL ASSESSMENTS IMPOSED BY THE ASSOCIATION. SUCH SPECIAL ASSESSMENTS MAY BE SUBJECT TO CHANGE. IF APPLICABLE, THE CURRENT AMOUNT IS $__N/A__ PER _____.

4.           YOU MAY BE OBLIGATED TO PAY SPECIAL ASSESSMENTS TO THE RESPECTIVE MUNICIPALITY, COUNTY, OR SPECIAL DISTRICT. ALL ASSESSMENTS ARE SUBJECT TO PERIODIC CHANGE.

5.           YOUR FAILURE TO PAY SPECIAL ASSESSMENTS OR ASSESSMENTS LEVIED BY A MANDATORY HOMEOWNERS' ASSOCIATION COULD RESULT IN A LIEN ON YOUR PROPERTY.

6.           THERE MAY BE AN OBLIGATION TO PAY RENT OR LAND USE FEES FOR RECREATIONAL OR OTHER COMMONLY USED FACILITIES AS AN OBLIGATION OF MEMBERSHIP IN THE HOMEOWNERS' ASSOCIATION. IF APPLICABLE, THE CURRENT AMOUNT IS $    N/A       PER _____.

7.           THE DEVELOPER MAY HAVE THE RIGHT TO AMEND THE RESTRICTIVE COVENANTS WITHOUT THE APPROVAL OF THE ASSOCIATION MEMBERSHIP OR THE APPROVAL OF THE PARCEL OWNERS.

8.           THE STATEMENTS CONTAINED IN THIS DISCLOSURE FORM ARE ONLY SUMMARY IN NATURE, AND, AS A PROSPECTIVE PURCHASER, YOU SHOULD REFER TO THE COVENANTS AND THE ASSOCIATION GOVERNING DOCUMENTS BEFORE PURCHASING PROPERTY.

9.           THESE DOCUMENTS ARE EITHER MATTERS OF PUBLIC RECORD AND CAN BE OBTAINED FROM THE RECORD OFFICE IN THE COUNTY WHERE THE PROPERTY IS LOCATED, OR ARE NOT RECORDED AND CAN BE OBTAINED FROM THE DEVELOPER.

IF THE DISCLOSURE SUMMARY REQUIRED BY SECTION 720.401, FLORIDA STATUTES, HAS NOT BEEN PROVIDED TO THE PROSPECTIVE PURCHASER BEFORE EXECUTING THIS CONTRACT FOR SALE, THIS CONTRACT IS VOIDABLE BY PURCHASER BY DELIVERING TO SELLER OR SELLER'S AGENT OR REPRESENTATIVE WRITTEN NOTICE OF THE PURCHASER'S INTENTION TO CANCEL WITHIN 3 DAYS AFTER RECEIPT OF THE DISCLOSURE SUMMARY OR PRIOR TO CLOSING, WHICHEVER OCCURS FIRST. ANY PURPORTED WAIVER OF THIS VOIDABILITY RIGHT HAS NO EFFECT. PURCHASER'S RIGHT TO VOID THIS CONTRACT SHALL TERMINATE AT CLOSING.

33. NORTHERN PALM BEACH COUNTY IMPROVEMENT DISTRICT.

Seller hereby provides notice and disclosure to the Purchaser that the Real Property in Paloma is located within the Northern Palm Beach County Improvement District (“Northern”).  Northern provides drainage and other services for Paloma.  The following disclosure is made as required by Northern:

(A)  Notice and Disclosure.  Northern Palm Beach County Improvement District (“Northern”) with offices at 357 Hiatt Drive, Palm Beach Gardens, Florida 33418, is a political subdivision of the State of Florida, and is responsible for implementing and maintaining certain benefits and infrastructure improvements to real property located within its Units of Development.  The Real Property described in this Agreement is within Northern’s Units of Development No. 28 and 2A.  Bonds have been issued by Northern for certain drainage improvements.

(B)  Obligation to pay Non-Ad Valorem Assessments.  This Notice and Disclosure is to inform those individuals or entities owning or purchasing real property within Paloma, that the Paloma Real Property will be subject to, and the owners of same will be obligated to pay, the non-ad valorem assessments that may be levied and assessed by Northern against property owners.  The annual non-ad valorem assessment due by each owner to Northern will be due and payable for a period of up to thirty (30) years.  Purchaser acknowledges that upon purchasing the Paloma Real Property, Purchaser shall be responsible for payment of any such non-ad valorem assessments as shall be levied by Northern, and that such assessments are subject to change depending upon Northern’s budget and projected costs for maintenance or improvements to Paloma.

(C)  Notice and Disclosure.  Northern’s ad-valorem assessments will be assessed for the purpose of paying such maintenance and debt obligations as has been or will be incurred by Northern for the construction and maintenance of public improvements within Units of Development No. 28 and 2A.  Northern’s ad-valorem assessment will appear as a separate and distinct line item on the Palm Beach County Tax Collector’s annual real estate tax bill and will be required to be paid directly to the Palm Beach County Tax Collector.  In the event that Northern’s non-ad valorem assessment is not paid by the owner, the owner’s property may be subject to the same collection provision of the Florida Statutes as apply to ad valorem taxes.

34. GUARANTY.  The obligations of Purchaser under the terms of Paragraph 8 related to the subsequent purchase by Purchaser of Model Homes and Spec Homes, Cancelled Homes and Vacant Lots before construction has commenced shall be guaranteed by the corporate affiliate of Purchaser in the form of the Guaranty attached hereto as Exhibit “N”, which Guaranty shall be executed on the Closing Date.

35. SUBSIDIARY LIABILITY.  All entities described in Paragraph 10.3 hereof, which will become subsidiaries of Purchaser, shall have joint and several liability for the obligations of Purchaser under this Agreement, and such liability shall be confirmed in writing on the Closing Date.

36. EFFECTIVE DATE.  The Effective Date of this Agreement shall be the last date executed by Seller or Purchaser with the date inserted on Page 1 of this Agreement.

           IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

WITNESSES                                                             SELLER:

M/I HOMES OF WEST PALM BEACH, LLC, a
Florida limited liability company

Print Name:

Print Name:                                                      By:
Name:
Title:

M/I HOMES OF WEST PALM BEACH, LLC, a
Florida limited liability company

Print Name:

Print Name:                                                      By:
Name:
Title:

PURCHASER:

KLP EAST LLC, a Florida limited
liability company

Print Name:

By:
Print Name:                                                      Name:
Title:

BOC1\REALEST\222491.6
21991/0055

The Escrow Agent is executing this Agreement to evidence its agreement to hold the Deposit in accordance with the terms and conditions of this Agreement.

BROAD AND CASSEL

By:           Richard B. MacFarland, P.A., a Partner

By:
Richard B. MacFarland, President

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “A”

REAL PROPERTY

PALOMA

Single Family Lots
Lots 1-3, 9, 11-13, 15, 18-21, 25, 26, 28-34, 37, 43, 44, 48-61,65, 66, 68-74, 77-84, 87, and 90-199, of Block 1, according to the Plat of Paloma P.U.D. recorded in Plat Book 108, Page 144 of the Public Records of Palm Beach County, Florida.

Carriage Lots
Lots 25-92, and 101-124, inclusive, of Block 2, according to the Plat of Paloma P.U.D. recorded in Plat Book 108, Page 144 of the Public Records of Palm Beach County, Florida.

Lots 1-56 inclusive, of Block 3, according to the Plat of Paloma P.U.D. recorded in Plat Book 108, Page 144 of the Public Records of Palm Beach County, Florida.

TRES BELLE

Lots 1-4, 6-28, 30-42, 44-70, 72-83, 85-87, 89, 90, 93-95, 97-107, and 110 according to the Plat of Tres Belle P.U.D. Plat No. 1 recorded in Plat Book 16, Page 4 of the Public Records of Martin County, Florida.

THE OAKS AT HOBE SOUND

Forty-Five Foot Lots
Lots 83, 85, 137, 138, according to the Plat of Pastelle P.U.D. recorded in Plat Book 16, Page 19 of the Public Records of Martin County, Florida.

Sixty Foot Lots
Lots 73, 77, 78, 80, 82, 164-167, 169-171, according to the Plat of Pastelle P.U.D. recorded in Plat Book 16, Page 19 of the Public Records of Martin County, Florida.

Laurel Preserve
Lots 177-181, 183-193, 195, 196, 201, 204-210, 212-215, 217-221, 223, 225-231, and 237-240, according to the Plat of Pastelle P.U.D. recorded in Plat Book 16, Page 19 of the Public Records of Martin County, Florida.

WOODWIND

Tracts 9 through 12, Block 34, THE PALM BEACH FARMS CO., PLAT NO. 3 according to the Plat thereof as recorded in Plat Book 2, Page 45, of the Public Records of Palm Beach County, Florida.

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “B”

AGREED ALLOCATIONS

MI Portfolio – Values for Contract Allocations

                Number Lots                                       Lot Value                                Total Value

Tres Belle                                        99                              53,590                                           5,305,400

Paloma
50’16634,2655,688,000
TH Phase 1                                     92                                    21,241                                           1,954,200
TH-Phase 2                                    56                                    19,364                                           1,084,400
Total                                             314                                                                                          8,726,600

Oaks
45’                                                 51                                    65,920                                            3,361,900
60’                                                12                                     60,425                                               725,100
Total                                              63                                                                                           4,087,000

Woodwinds                                     1                                 4,279,000                                          4,279,000

Construction Agreements for Infrastructure                                                                                    8,010,000

Personal Property                                                                                                                            680,000

Total                                           477                                                                                         31,088,000

Models and Specs                         36                                                                                          14,000,000

Grand Total                                                                                                                               45,088,000

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “C”

AGREED VALUES

M/I HOMES OF WEST PALM BEACH, LLC
Work In Progress/Budget/Cost To Complete Reconciliation
Job Detail Report

Community Parcel Lot/Blk/Phase	Job Number	House Type	Square Footage	Current M/I Retail Price	Kolter Acquisition Price	C.O Issued Date

Unsold Inventory (excluding Models)
Paloma 50'
4 / 1                      255401001004                                           Mahon               2136                            474,990                                     386,06112/3/2007
5 / 1                      255401001005                                           Cordoba                                  3546                            574,990        516,82610/22/2007
7 / 1                      255401001007                                           Navarra                                  2681                            474,990        390,644
8 / 1                      255401001008                                           Navarra                                  2681                            474,990        389,716
27 / 1                      255401001027                                           Gibraltar                                  2084                            498,245        408,52210/17/2007
38 / 1                      255401001038                                           Cordoba                                  3546                            599,990        492,76012/12/2007
39 / 1                      255401001039                                           Mahon               2136                            465,596                                     396,07512/12/2007
46 / 1                      255401001046                                           Sierra               3011                            574,990                                     531,68811/20/2007
64 / 1                      255401001064                                           Cordoba                                  3546                            624,990        559,515Complete
76 / 1                      255401001076                                           Navarra                                  2681                            474,990        388,474
89 / 1                      255401001089                                           Cordoba                                  3546                            618,990        433,721

Paloma Grand Carriage
2 / 2                      255410002002                                           Madrid               2261                            339,990                                     312,75211/20/2007
3 / 2                      255410002003                                           Cadiz               2251                            339,990                                     316,01811/20/2007
11 / 2                      255410002011                                           Cadiz               2251                            359,990                                     311,93911/20/2007
13 / 2                      255410002013                                           Granada                                  2213                            369,990        312,978Complete
14 / 2                      255410002014                                           Madrid               2261                            359,990                                     320,472Complete
15 / 2                      255410002015                                           Cadiz               2251                            359,990                                     312,679Complete
18 / 2                      255410002018                                           Madrid               2261                            369,990                                     320,258Complete
19 / 2                      255410002019                                           Cadiz               2251                            359,990                                     310,59211/20/2007
20 / 2                      255410002020                                           Granada                                  2213                            359,990        331,902
21 / 2                      255410002021                                           Granada                                  2213                            359,990        328,599
24 / 2                      255410002024                                           Granada                                  2213                            369,990        315,011
129 / 2                      255410002129                                           Granada                                  2213                            379,990        305,497
132 / 2                      255410002132                                           Granada                                  2213                            379,990        305,498
133 / 2                      255410002133                                           Granada                                  2213                            379,990        297,507
134 / 2                      255410002134                                           Cadiz               2251                            387,490                                     296,242
136 / 2                      255410002136                                           Granada                                  2213                            379,990        296,809

Laurel Preserve @ Hobe Sound
202                      255379000202                                           Sedona                                  2392                            309,990        324,343
203                      255379000203                                           Sonoma                                  1675                            269,990        257,813

The Oaks @ Hobe Sound 60'
63                      255404000063                                           Bayfield                                  2219                            380,284        343,70012/13/2007
67                      255404000067                                           Bayfield                                  2219                            380,873        275,81112/14/2007
172                      255404000172                                           Whitney                                  3280                            449,474        429,223

Tres Belle
5 / 1                      255409001005                                           San Remo                                  2931                            519,990        409,289
29 / 1                      255409001029                                           Cielo               3793                            604,990                                     503,726
96 / 1                      255409001096                                           Belle Mar                                  4238                            754,169        868,530Complete

Total Unsold Inventory                                                                                  15,384,851                                            13,301,191

Models
Tres Belle
108 / 1                      255409001108                                           Calabria                                  2845                            685,126        698,809Complete

Total Models                                                                                                          685,126                                     698,809
Grand Total                                                                                                                     14,000,000

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “D”

DEVELOPER APPROVALS

PALOMA

Conditional Concurrency Certification — August 29, 2003

Small-Scale Comprehensive Plan Amendments: Ordinance 37, 2003, followed by Ordinance 38. 2003, Dated December 18, 2003

Palm Beach Gardens City Council, Approved P.U.D., Ordinance 39, 2004, dated September 17, 2004

Palm Beach Gardens City Council , Resolution 196, 2004 dated September 17, 2004

Florida Department of Environmental Protection — Notice of Intent to Use Generic Permit for Stormwater Discharge from Large and Small Construction Activities (NOT), Dated February 16, 2004

Seacoast Utility Authority, Permit No. 50- 05421-W, Reclaimed Water/Supplemental Irrigation System, Dated August 12, 2004

South Florida Water Management District — Environmental Resource Permit Modification No. 50-00610-S-12, Dated March 9, 2005

South Florida Water Management District — General Water Use Permit No. 50- 06844-W, Dated March 17, 2005

South Florida Water Management District — General Water Use Permit No. 5006886-W, Dated April 8, 2005

Northern Palm Beach County Improvement District, General Permit — Preliminary Site Work for a Residential Site, Dated April 27, 2005

Developer Agreement dated November 10, 2005, by and between M/I Homes of West Palm Beach, LLC and Seacoast Utility Authority.

South Florida Water Management District — Approval of Permit Modification to Extension of Permit until November 30, 2006, Dated November 30, 2005

Northern Palm Beach County Improvement District — General Permit, Roadway and Drainage, Dated January 6, 2006

Florida Department of Health Permit No. 138291-473-DWC, Seacoast Utility Authority, Permit to Construct a Wastewater Collection/Transmission System with Public Lift Station to Serve a 387-unit residential development, Dated January 31, 2006
South Florida Water Management District Standard General Permit No. 50-00610S-12, Construction & Operation Modification of Surface Water Management System serving 87.23 Acres, Dated February 13, 2006

South Florida Water Management District Environmental Resource Standard General Permit no. 50-00610-S-12 issued February 13, 2006

Administrative Amendment, Admin-06-02-000052: Paloma P.U.D. — Minor Site Plan Amendments, May 25, 2006

Palm Beach County, Driveway Connection Permit No. R/W0076-0506, Dated June 5, 2006

South Florida Water Management District — Installation of Irrigation Quality (IQ) Weir, Dated June 7, 2006

Florida Department of Health — Permit: Consecutive Water System, Dated July 20, 2006

Administrative Amendment, Admin-06-02-000092: Paloma P.U.D. — Additional Single Family Model, September 15, 2006

South Florida Water Management District, Water Use Permit (Irrigation), No.50- 06844-W, Dated March 17, 2005, Revised January 3, 2007

Palm Beach County Environmental Resource Management, Vegetation Removal Permit, Issued on May 7, 2007

Administrative Amendment, Admin-07-04-000131: Paloma P.U.D. — Modified Architectural Elevations, May 23, 2007

South Florida Water Management District, Water Use Permit (Dewatering), No. 5006886-W, dated April 8, 2005, revised November 30, 2005, revised January 25, 2007, Another permit received: No.50-07930-W, dated June 5, 2007

Excavation Approval, DERM, Excavation No.E200618, Dated July 2, 2007

Administrative Amendment, Admin-07-04-000146: Paloma P.U.D. — Four Additional Single-Family Models, July 26, 2007

South Florida Water Management District — Modification to Permit No. 50-07455- W, Extension of Time for One Year to Permit, Dated August 7, 2007

South Florida Water Management District, General Water Use Permit No. 50-06844-W (modification), Dated October 9, 2007

South Florida Water Management District, General Water Use Permit No. 50-06844-W (modification), Dated January 3, 2007

City of Palm Beach Gardens, Land Development Permit

TRES BELLE

Tres Belle Planned Unit Development Zoning Agreement dated December 16, 2003, by and between Treasure Cove Development Corp. and Martin County recorded in the Official Records Book 1881, Page 601 of the Public Records of Martin County, Florida.

SFWMD Permit No. 43-01423-W, Dated July 23, 2004

SFWMD Permit No. 43-00355-S-07, Environmental Resource Permit, Dated November 10, 2004

SFWMD Permit No. 43-01649-W, General Water Use Permit, Dated November 19, 2004

SFWMD Letter Interpretation of Minor Roadway Modifications to Original Permit No. 43-00642-S, Dated December 3, 2004

Florida Department of Environmental Protection, Notice of General Permit Acceptance, Dated December 15, 2004

Florida Department of Environmental Protection, Domestic Wastewater Collection/Transmission Individual Permit, Issued on December 29, 2004, Expiring on December 28, 2009

U.S. Army Corps of Engineers Permit No. 199400192 (IP-AAZ), Dated January 20, 2005, Expiring on December 31, 2008

Resolution No. 05-2.6, Martin County Acceptance of Dedicated Land, Dated February 8, 2005

Water and Wastewater Service Agreement Tres Belle – Phase One dated February 9, 2005, by and between Martin County and Treasure Cove Development, as assigned to M/I Homes of West Palm Beach in that certain Assignment of Water and Wastewater Service Agreement Tres Belle – Phase One dated July 1, 2005.

Martin County Board of County Commissioners Resolution number 05-2.5, which includes final site approval and a Preserve Area Management Plan, dated February 9, 2005.

State of Florida Fish and Wildlife Conservation Commission, Gopher Tortoise Relocation Permit, Dated March 11, 2005

THE OAKS AT HOBE SOUND

Pastelle Residential Planned Unit Development Zoning Agreement dated September 17, 2002, by and between Westerra Martin, L.P. and Martin County recorded in Official Records Book 1720, Page 1613, as amended by that certain First Amendment to the Pastelle Residential Planned Unit Development Zoning Agreement dated October 14, 2003, by and between M/I Homes of West Palm Beach, LLC as successor in interest to Westerra Martin, L.P. and Martin County recorded in Official Records Book 1856, Page 433, all of the Public Records of Martin County, Florida.

Development Agreement between the Town of Jupiter Island and Pastelle – M/I Homes of West Palm Beach, LLC dated March 19, 2004 and recorded April 23, 2004 in Official Records Book 1890, Page 394 of the Public Records of Martin County, Florida.

Martin County – Second (2nd) Amendment to Pastelle Zoning Agreement, including Revised Master Site Plan, Sub-Phasing Plan and Revised Timetable, and approval of a Revised Final Site Plan and Sub-Phasing Plan - 3/10/06

South Martin Regional Utility, Signed Development Agreement, Dated 3/19/04

Florida DEP, Notice of General Permit Acceptance, Dated August 19, 2004, Expiration Date: August 18, 2009

Florida DEP, Notice of General Permit Acceptance, Dated July 22, 2004, Expiration Date: July 22, 2009

SFWMD, Monitoring Schedule Revision, Permit No. 43-00355-S-06, Dated May 9, 2006

SFWMD, General Water Use Permit No. 43-01555-W, Dated September 17, 2005

SFWMD, General Water Use Permit No. 43-01555-W, Dated June 14, 2004

SFWMD, Surface Water Management Permit No. 43-00355-S-06, Issued on June 15, 2004

SFWMD, Environmental Resource Permit Modification No. 43-00355-S-06, Issued on December 12, 2002

Martin County – Preserve Area Management Plan (PAMP), Dated 3/05/04

Army Corps of Engineers Permit – Approved Construction of Mixed-Use Residential/Commercial Development Resulting in 0.46 Acres of Fill in the Waters of the United States – Approved as Authorized by Nationwide Permit Numbers 39 and 40, Dated June 12, 2002

Town of Jupiter Island, Utility Permit, Dated 2/24/06

Town of Jupiter Island, Utility Dedication, Dated 6/22/06

WOODWIND

Administrative Approval for Time Extension until January 1, 2009, Dated September 22, 2006
Environmental

SFWMD — Environmental Resource Permit No. 50-07604-P, Dated January 11, 2007

SFWMD — General Water Use Permit No. 50-07648-W, Dated March 22, 2007

Palm Beach County Department of Environmental Resources Management, Standard Vegetation Removal Permit, Dated May 4, 2007

SFWMD — General Water Use Permit No. 50-07930-W, Dewatering Permit, Dated June 5, 2007

Palm Beach County Department of Environmental Resources Management, Excavation Approval, Petition No. 04-524; Excavation No. E200618, Dated July 2, 2007

Lake Worth Drainage District, Drainage Permit No. 06-7717D.02, Dated July 11,
2007

Lake Worth Drainage District, Bridge Permit No. 07-7717B.03, Dated July 18,
2007

Palm Beach County "Technical Compliance" Letter, Dated August 6, 2007

Palm Beach County Land Development Permit No. 934-001-11513-07, October 4, 2007

Letter of Credit in Amount of $202,538.00 Benefiting Palm Beach County Board of County Commissioners, Expiring 12/30/2008

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “E”

FEES

M/I Homes of West Palm Beach, LLC
Prepaid Impact and Fee Schedule
December 15, 2007
PALOMA

County Road Impact Fee Credit				$4,821.56: Single Family Fee, $3,375.09: Grand Carriage Fee
Balance confirmation from City of Palm Beach Gardens		900,845.84		Per email dated 12/06/2007 from Jennifer Mikulski, Resource Manager, City of Palm Beach Gardens

Less:
Assigned to Taylor Woodrow on 2 lots not yet permitted	9,643.12
24 / 1 - sold and not started to be built by M/I Homes	4,821.56	14,464.68

Add:
Vacant lots permitted to be assigned:
Single Family: 1 / 1, 37 / 1, and 185 / 1	14,464.68			Refer to attached City of Palm Beach Gardens Building Permits for fee application documentation
Grand Carriage: 25 - 32, 37 - 40, 85 - 92, and 101 - 104 / 2	81,002.16	95,466.84

Revised County Road Impact Fee Credit		981,848.00

Prepaid Sewer ERCs	Single Family	Carriage	Amenity
50% connection charge paid October 31, 2005	119,400.00	107,016.00	3,351.00	ERC Fees: Single Family - 199.000 @ $600, Carriage - 178.360 @ $600, Amenity - 5.585 @ $600

Add:
50% connection charge at meter installation paid December 6, 2007		107,016.00	3,351.60	Installation of three 6" meters

Less:
Assigned to Taylor Woodrow on 3 lots	1,800.00
Assigned to homes under construction or closed	19,200.00	52,416.00		Single Family - 32.000 @ $600, Carriage - 43.680 (48/196 X 178.360) @ $600
Amenities			6,702.60
24 / 1 - sold and not started to be built by M/I Homes	600.00

	97,800.00	161,616.00	-

Revised Prepaid Sewer ERCs		259,416.00

Prepaid Water ERCs
50% connection charge paid October 31, 2005	149,250.00	104,958.00	4,188.75	ERC Fees: Single Family - 199.000 @ $750, Carriage - 139.944 @ $750, Amenity - 5.585 @ $750

Add:
50% connection charge at meter installation paid December 6, 2007		104,958.00	4,189.50	Installation of three 6" meters

Less:
Assigned to Taylor Woodrow on 3 lots	2,250.00
Assigned to homes under construction or closed	24,000.00	51,408.00		Single Family - 32.000 @ $750, Carriage - 34.272 (48/196 X 139.944) @ $750
Amenities			8,378.25
24 / 1 - sold and not started to be built by M/I Homes	750.00

	122,250.00	158,508.00	-

Revised Prepaid Sewer ERCs		280,758.00

THE OAKS @ HOBE SOUND

Prepaid Sewer ERCs				$2,400: Single Family Fee
Balance confirmation from South Martin Regional Utility		170,400		Per South Martin Regional Utility fax dated December 10, 2007

Less:
Sold and not started to be built by M/I Homes:
Lots 32, 33, 84, 224, 232, 233, and 236		16,800

		153,600.00

Prepaid Water ERCs				$1,800: Single Family Fee
Balance confirmation from South Martin Regional Utility		127,800		Per South Martin Regional Utility fax dated December 10, 2007

Less:
Sold and not started to be built by M/I Homes:
Lots 32, 33, 84, 224, 232, 233, and 236		12,600

		115,200.00

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “F”

IMPROVEMENTS

M/I Homes of West Palm Beach, LLC

Synopsis of Remaining Development Cost

As of December 20, 2007

Paloma (Palm Beach County)
40,000                Ongoing engineering for community more specifically Parcel A and complete finalcertification
18,000                City of Palm Beach Gardens inspections by outside engineer
27,000                Soils/staking/surveying for Parcel A and amenities and complete final certification
65,000                Architectural landscape inspections and submission of reports to County- Urban DesignStudio
40,000                (Estimate) — Legal for general community matters and HOA matters
226,000                          Paving/curb/gutter Parcel A and final lift
50,000                Final site work and walkthrough punch out
230,000                          Hood and Military issue with Seacoast Utilities
263,000	Completion of community street lighting for Paloma Parcel A and pedestrian lights on Hood Road	and Military Trail and remaining transformer setting in Parcels C & A
1,583,000	Community features including Single Family and Carriage Home Entries — kiosks,	fountains, bus shelters, trelliswork and guard houses
168,000                          Gates for Single Family and Carriage entries — Parcels A, B & C
114,000                          Balance of community pavers — amenities in Parcels C & A
661,000                 Completion of perimeter buffers — Becker remaining contract
1,616,000	Completion of landscaping and irrigation of perimeter, common areas, and Parcel A — includes	hydro- seeding - Becker remaining contract
120,000                          Wells — awaiting SFWMD approvals — reclaim water system
1,600,000                            Two pools and recreation centers (bids taken and under review)
6,821,000                             Total

BOC1\REALEST\222491.6
21991/0055

M/I Homes of West Palm Beach, LLC

Synopsis of Remaining Development Cost

As of December 20, 2007

The Oaks at Hobe Sound (Martin County)

19,000                      Engineering and architectural for completion of Phase 4 and Seabranch turn lanerepairs 45,000 Completion of Community environmental engineering and inspections

54,000                      Final paving lift of Phase 4

45,000                      Final landscaping and irrigation of Phase 4

28,000                      Amenity — Tot Lot
191,000 Total

BOC1\REALEST\222491.6
21991/0055

M/I Homes of West Palm Beach, LLC

Synopsis of Remaining Development Cost

As of December 20, 2007

Tres Belle (Martin County)
20,000                      Engineering for resolution of South boundary issue with County - lake and roadissues
152,000 Completion of Littoral planting — EW Consultants
135,000                       Final paving lift — verified
80,000                       Grade, fix sidewalk issue to school site, possible repair Lake 3A
75,000                       Lower Community transformers — done in two phases
20,000                       South boundary wall/fence completion — continuous repairs
38,000                      Perimeter buffer completion on south boundary and hedge on Cove Road - continuous repairs 222,000Completion of land and common area landscaping and irrigation - remainder BeckerLandscaping
35,000                      Guardhouse and entry completion — finish gate closers and wall and sign lighting 777,000Total

BOC1\REALEST\222491.6
21991/0055

M/I Homes of West Palm Beach, LLC

Synopsis of Remaining Development Cost

As of December 20, 2007

Woodwinds (Palm Beach County)
180,000                          Bridge - Drawdy Construction
5,000                Bridge - Bridge Design and Associate
1,000                Bridge - Leavy and Associates
2,000                Dunkelberger Engineering
33,000                 T & T Grading Services remaining
221,000 Total

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “F-1”

PLANS AND SPECIFICATIONS

PALOMA

Water and Sewer Plans for Paloma (26 sheets) dated January 17, 2006, prepared by Schnars Engineering;

Water and Sewer Plans for Paloma (a.k.a. Parcel 31B), Prepared by Schnars Engineering Corporation, Dated October 10, 2006, Pages 1 through 26

Paving and Drainage Plans for Paloma (a.k.a. Parcel 31B), Prepared by Schnars Engineering Corporation, Dated October 23, 2006, Pages 1 through 18

Paloma, "Gateway Features, Residential Signage and Hardscape Plans", Prepared by Urban Design Studios, Dated December 12, 2005

Paloma Gateway Features (6 sheets) dated November 6, 2006, prepared by Urban Design Studio;

Paloma Gateway Details (10 sheets) dated August 2, 2004, prepared by Urban Design Studio;

Paloma Planting Plans (21 sheets) dated August 2, 2004, prepared by Urban Design Studio;

Paloma Buffer Key (14 sheets) dated February 11, 2004, prepared by Urban Design Studio;

Paloma Overall Site plan (6 sheets) dated May 10, 2006, prepared by Urban Design Studio; and

Photometry Plan for Paloma (10 sheets) dated April 26, 2006, prepared by Urban Design Studio and Thompson & Youngross Engineering Consultants, LLC.

Paloma, "Parcels A & B, Residential Signage and Hardscape Plans", prepared by Urban Design Studio, Dated December 12, 2005

Paloma Lighting Plans, Prepared by Luminary Effects, Dated August 9, 2005, Pages 1 through 20

Paloma, Pool House 1, Recreation building 1, prepared by Anthony Harrington, pages A1 through A6

Paloma, Pool House 2, Elevations, prepared by Anthony Harrington, pages 1 through 4

PALOMA P.U.D. — Recorded PLAT, Prepared by Perimeter Surveying & Mapping, Dated November 6, 2006, Pages 1 through 16

TRES BELLE

Water and Wastewater Service Agreement with Martin County for Tres Belle Phase One, Dated February 9, 2005

Construction Plans for Tres Belle Phase I, Prepared by Kimley-Horn and Associates, Inc., Dated February 28, 2005

Plat of Tres Belle P.U.D. Plat No.1, Prepared by Norstar Geomatics, Dated February 14, 2005

Vistancia P.U.D., Landscaping Plans, Prepared by Lucido & Associates Environmental

THE OAKS AT HOBE SOUND

Record Survey Plans of Paving, Grading and Drainage for Phase IV, Prepared by Schnars Engineering Corporation, Dated October 16, 2006

“Paving, Grading and Drainage Plans for The Oaks at Hobe Sound (a.k.a. Pastelle P.U.D.", Approved — Dated January 10, 2005

"Revised Final Site Plan and Sub-Phasing Plan", Pastelle P.U.D., Revised, Dated June 26, 2006

Pastelle P.U.D. Final Site Plan – Date Last Revised 10/21/05

As-Built Water and Sewer Plans for Phases I, II and III, Certified by Arcadis G&M, Inc. – 3 Sets of Plans

Revised Master Site Plan, Pastelle P.U.D., Dated Last Revised 1/19/06

WOODWIND

Preliminary Development Plan, Prepared by Land Design South, November 15, 2005

Final Subdivision Plan, Prepared by Land Design South, Dated December 16, 2005

Approved Buffer and Open Space Landscape Plans, Dated May 2, 2007

Paving, Grading & Drainage Plans; Sanitary Sewer Plans; Water Distribution Plans, Prepared by Caulfield & Wheeler, Inc., Dated May 8, 2007, Approved July 13, 2007

Proposed Concrete Bridge Over E-1 Canal for Woodwind, Prepared by Bridge Design Associates, Inc., Dated June 19, 2007
Approved Revised Buffer and Open Space Landscape Plans, Prepared by Land Design South, Dated October 24, 2007

WOODWIND P.U.D. — Prepared by Caulfield & Wheeler, Signed & Sealed on July 6, 2007, 29 Pages (a) Paving, Grading & Drainage Plans, (b) Sanitary Sewer Plans, and (c) Water Distribution Plans

WOODWIND P.U.D. — "Final Subdivision Plan", Prepared by Land Design South, Dated October 25, 2006

WOODWIND P.U.D. — "Sanitary Sewer Profiles", Prepared by Caulfield & Wheeler, Signed and Sealed on July 30, 2007, 16 Pages

WOODWIND P.U.D. — "Buffer and Open Space Landscape Plans", Prepared by Land Design South, Dated May 2, 2007

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “G”

LETTER OF CREDIT

FORM LETTER OF CREDIT

Opening Bank:

Letter of Credit No.:
Date:

Applicant:                                M/I Homes of West Palm Beach, LLC
3 Easton Oval, Suite 500
Columbus, Ohio  43219

Beneficiary:                                           Broad and Cassel
Amount:                                Nine Million and No/100 Dollars ($9,000,000)
Expiration Date:                                            (360 days after date of issuance)

Dear Sirs:

We hereby issue in your favor this IRREVOCABLE Standby Letter of Credit which is available by negotiation of your draft(s) at sight drawn on us bearing the clause “Drawn under Standby Credit No. _______________________, _____________” accompanied by the following documents:

The original of this Letter of Credit.

Beneficiary’s signed statement that:

“Beneficiary is obligated to draw upon the Letter of Credit pursuant to the Agreement for Purchase and Sale dated December 21, 2007 between Applicant and KLP East LLC (the “ Purchase Agreement”), or

“Beneficiary has received a written statement from KLP East LLC that Applicant is in default under the Purchase Agreement”.

We hereby engage with you that all drafts drawn and/or documents presented under and in compliance with the terms of this Letter of Credit will be duly honored upon presentation to _____________________ at _____________________________ or before expiration of this Letter of Credit.  Documents should be sent via hand delivery, airmail or overnight courier service.

Partial drawings are permitted.

This credit is subject to “Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce Publication No. 500.”

Yours faithfully,

By:
      Authorized Signature

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “H”

ESCROW AGREEMENT

This Escrow Agreement (the “Escrow Agreement”), is made and entered into this ____ day of December, 2007 by and between M/I HOMES OF WEST PALM BEACH, LLC, a Florida limited liability company (“Seller”), KLP EAST LLC, a Florida limited liability company (“Purchaser”) and BROAD AND CASSEL, Attorneys at Law (“Escrow Agent”).

BACKGROUND

Seller and Purchaser are simultaneously with the execution of this Escrow Agreement closing pursuant to an Agreement for Purchase and Sale dated even date herewith (the “Purchase Agreement”).  Pursuant to the terms of the Purchase Agreement, Purchaser and Seller have agreed to enter into this Escrow Agreement to govern the delivery of certain Letter of Credit (hereinafter defined) and to govern the collection and disbursement of any proceeds thereof in accordance with the Purchase Agreement and the terms and provisions of this Escrow Agreement.  Escrow Agent has agreed to serve as the Escrow Agent in accordance with the terms of this Escrow Agreement.

NOW THEREFORE, Seller, Purchaser and Escrow Agent hereby agree as follows:

Recitals.  The foregoing recitals are true and correct and are hereby incorporated by reference.  All capitalized terms which are not defined in this Escrow Agreement shall have the same meaning as defined in the Purchase Agreement.

Letter of Credit.  Pursuant to the terms of the Purchase Agreement, Seller has delivered to Escrow Agent a letter of credit as described on Exhibit “A”, attached hereto and made a part hereof (“Letter of Credit”).  Escrow Agent shall hold the Letter of Credit in accordance with the terms of the Purchase Agreement and this Escrow Agreement.  With respect to the Letter of Credit, Escrow Agent agrees as follows:

Escrow Agent shall draw upon the Letter of Credit if Escrow Agent receives from Purchaser a written statement that Seller is in “default under subparagraph of Paragraph 7 of the Purchase Agreement, and all applicable cure periods have expired without Seller curing such default.”  Escrow Agent shall then hold the proceeds of such Letter of Credit as the Escrow Fund (hereinafter defined).

In the event that the Letter of Credit is due to expire pursuant to its own terms and the obligations under the Purchase Agreement secured by such Letter of Credit have not yet been completed, Seller shall, at least, forty-five (45) days prior to the expiration of such Letter of Credit, either (i) provide Escrow Agent with an amendment to such expiring Letter of Credit, extending the expiration date thereof, or (ii) substitute a new letter of credit for the expiring Letter of Credit upon identical terms and  conditions and complying with the terms and conditions of the Purchase Agreement and this Escrow Agreement, or (iii) replace the expiring Letter of Credit with a cash deposit by wire transfer of funds to the Escrow Agent.  If Escrow Agent receives the cash deposit to replace the expiring Letter of Credit, Escrow Agent shall return the expiring Letter of Credit to Seller.  If Seller fails to take any of the foregoing actions, then Escrow Agent shall, and each of Seller and Purchaser hereby unconditionally authorize Escrow Agent to (x) present any such Letter of Credit due to expire for payment and (y) hold the cash proceeds thereof in escrow as part of the Escrow Fund, subject to disbursement as provided in Paragraph 4 hereof.

The Letter of Credit is subject to reduction, from time to time, in accordance with the terms and provisions of Paragraph 7.2 of the Purchase Agreement.  To the extent that such reduction is permitted by the terms of such paragraph, the parties shall cooperate as necessary to execute any and all consents required by the issuing bank to so reduce the Letter of Credit as permitted under the Purchase Agreement.

Establishment of Escrow Fund.  To the extent that Escrow Agent receives cash deposits pursuant to drawing upon the Letter of Credit as provided herein, Escrow Agent shall hold such Cash Deposits (the “Escrow Fund”) in accordance with the terms of this Escrow Agreement. Escrow Agent shall deposit the Escrow Fund in Wachovia Bank, N.A. and shall hold and disburse the Escrow Fund in accordance with the terms and provisions of Paragraph 4 hereof.  If Seller delivers to Escrow  Agent a Form W-9, satisfactory to Escrow Agent’s bank, the Escrow Fund shall be deposited in an interest bearing money market account.  All interest earned on the Escrow Fund shall be added to the Escrow Fund, subject to disbursement as provided in Paragraph 4 hereof.

Disbursement of Escrow Fund.  All disbursements shall be made from the Escrow Fund pursuant to the provisions of Paragraph 7.7 of the Purchase Agreement.

Liability of Escrow Agent.  In performing any of its duties under this Escrow Agreement, Escrow Agent shall not be liable for any loss, costs or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, cost or damages arising out of willful acts of malfeasance or gross negligence.  Accordingly, Escrow Agent shall not incur any liability with respect to any action taken or omitted to be taken: (i) in good faith upon advice of its counsel given with respect to any questions relating to the duties and responsibilities of the Parties pursuant to the Purchase Agreement or this Escrow Agreement; or (ii) in reliance upon any document, including any written notice of instruction provides for in the Purchase Agreement or this Escrow Agreement, not only as to its due execution and the validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement.

Notices.  Any notice, request, demand, instruction or other communication to be given to either party, except where required by the terms of this Agreement to be delivered at the Closing, shall be in writing and shall be sent by registered or certified mail, return receipt requested, by express overnight courier, by facsimile or by hand delivery to the other party hereto, with a copy sent by e-mail on the same day as the other method utilized to the addresses set forth below, or to such address as the parties hereafter may specify in writing:

SELLER:                                M/I Homes of West Palm Beach, LLC
3 Easton Oval, Suite 500
Columbus, Ohio 43219
Attn:  J. Thomas Mason, Esquire, General Counsel
Telephone:  (614) 418-8014
Fax:  (614) 418-8622
E-mail:  tmason@mihomes.com

Copy to:                                Broad and Cassel
7777 Glades Road, Suite 300
Boca Raton, Florida  33434
Attn:  Richard B. MacFarland, P.A.
Telephone:  (561) 483-7000
Fax:  (561) 483-7321
E-mail:  rmacfarland@broadandcassel.com

PURCHASER:                                KLP East LLC
150 Second Avenue N, Suite 670
St. Petersburg, Florida 33701
Attn:  James P. Harvey
Telephone: (727) 456-1244
Fax:  (727) 456-1461
E-Mail:  jharvey@kolter.com

Copy to:                                Kolter Property Company
1601 Forum Place, Suite 805
West Palm Beach, Florida 33401
Attn:  General Counsel
Telephone:  (561) 682-9600
Fax:  (561) 682-1050
E-mail:  legalnotice@kolter.com ]

Notice shall be deemed given if forwarded by certified or registered mail through the facilities of the United States Postal Office on the day following the date that the notice in question is deposited in the facilities of the United States Postal Service.  If notice is forwarded by express overnight courier, it shall be deemed given on the day that the notice in question is deposited in the facilities of an express overnight courier.  If notice is delivered by hand delivery, notice shall be deemed given when actually delivered.  If notice is delivered by facsimile it shall be deemed given on the day that it is sent by facsimile, provided that it is received by the other party prior to 5:00 p.m. on such day, if a business day, otherwise it shall be deemed given on the next business day following the date the facsimile has been sent, provided, further, that a confirmatory copy is delivered by either certified or registered mail or express overnight courier as provided herein.

Interpleader.  In the event of disagreement about the interpretation of this Escrow Agreement, or about the rights and obligations or the propriety of any action contemplated by the Escrow Agent hereunder, Escrow Agent may, at its sole discretion, file an action in interpleader to resolve the said disagreement. Escrow Agent shall be indemnified by Purchaser and Seller for all costs, including reasonable attorney's fees, in connection with the aforesaid interpleader action and shall be fully protected in suspending all or part of its activities under this Escrow Agreement until a final judgment or other appropriate order in the interpleader action is entered.

Joinder-in-Lawsuit.   In the event Escrow Agent is joined as a party to a lawsuit by virtue of the fact that it is holding the Letters of Credit or the Escrow Fund, Escrow Agent shall, at its option, either tender said deposit to the registry of the court or disburse same in accordance with the court's ultimate disposition of the cause and Escrow Agent shall be entitled to reimbursement by Seller for its reasonable attorney's fees and court costs.  In no event will Purchaser be responsible for any of Escrow Agent’s fees, other than as provided in paragraph 7 hereof.

Governing Law; Venue.  This Agreement shall be construed and enforced according to the laws of the State of Florida.  Venue for any action arising out of the terms of this Agreement shall lie only in the applicable federal and/or state courts located in Palm Beach County, Florida.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

BOC1\REALEST\222491.6
21991/0055

IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date and year first above written.

WITNESSES:                                                                           SELLER:

M/I HOMES OF WEST PALM BEACH,
LLC, a Florida limited liability company
Print Name:
By:
Print Name:                                                                Name:
Title:

PURCHASER:

KLP EAST LLC, a Florida limited liability
company

Print Name:

By:
Print Name:                                                                Name:
Title:

ESCROW AGENT:

BROAD AND CASSEL

By:  Richard B. MacFarland, P.A., a partner

By:
      Richard B. MacFarland, President

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “A”

LETTER OF CREDIT

Letter of Credit delivered pursuant to the Purchase Agreement:

.

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “I”

MODEL HOMES AND SPEC HOMES

PALOMA

Lots 4, 5, 7, 8, 27, 38, 39, 46, 64, 76 and 89, of Block 1, according to the Plat of Paloma, P.U.D. recorded in Plat Book 108, Page 144 of the Public Records of Palm Beach County, Florida.

Lots 2, 3, 11, 13, 14, 15, 18, 19, 20, 21, 24, 129, 132, 133, 134, and 136 of Block 2, according to the Plat of Paloma, P.U.D. recorded in Plat Book 108, Page 144 of the Public Records of Palm Beach County, Florida.

TRES BELLE

Lots 5, 29, 96, and 108 according to the Plat of Tres Belle P.U.D., Plat No. 1 recorded in Plat Book 16, Page 4 of the Public Records of Martin County, Florida.

THE OAKS AT HOBE SOUND

Lots 63, 67, 172, 202 and 203 according to the Plat of Pastelle P.U.D. recorded in Plat Book 16, Page 19 of the Public Records of Martin County, Florida.`

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “J”

INCOMPLETE MODEL HOMES AND SPEC HOMES

PALOMA

Lots 7, 8,13, 14, 15, 18, 20, 21, 24, 76, 89, 129, 132, 133, 134 and 136.

TRES BELLE

Lots 5 and 29.

OAKS

Lots 172, 202 and 203.

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “K”

BACKLOG SCHEDULE

Community Parcel Lot/Blk/Phase	Job Number	House Type	Square Footage	Sales Contract Price	Kolter Acquisition Price

Backlog Under Construction
Paloma 50'
14 / 1                       255401001014                                           Mahon               2136                        450,000                                     278,726
22 / 1                       255401001022                                           Navarra                                  2681                        561,735        287,204
36 / 1                       255401001036                                           Navarra                                  2681                        578,050        286,640
63 / 1                       255401001063                                           Sierra               3011                        510,000                                     390,740
67 / 1                        255401001067                                           Villena               2715                        527,730                                     266,761
75 / 1                        255401001075                                           Navarra                                  2681                        528,559        264,548
85 / 1                        255401001085                                           Sierra               3011                        599,990                                     346,631
86 / 1                        255401001086                                           Cordoba                                  3546                        650,000        358,858
88 / 1                        255401001088                                           Sierra               3011                        650,000                                     354,407

Paloma Grand Carriage
5 / 2                        255410002005                                           Granada                                  2213                            325,491        236,791
6 / 2                        255410002006                                           Madrid               2261                            344,091                                     251,895
17 / 2                        255410002017                                           Granada                                  2213                            345,000        237,561
22 / 2                        255410002022                                           Madrid               2261                            406,545                                     228,570
23 / 2                        255410002023                                           Madrid               2261                            369,990                                     231,043
95 / 2                        255410002095                                           Madrid               2261                            367,073                                     240,339
130 / 2                        255410002130                                           Madrid               2261                            379,990                                     217,282
131 / 2                        255410002131                                           Madrid               2261                            379,990                                     217,282
135 / 2                        255410002135                                           Madrid               2261                            438,906                                     235,760

The Oaks @ Hobe Sound 45'
88                        255379000088                                           Catalina                                  2681                            377,162        222,348
91                        255379000091                                           Catalina                                  2681                            398,427        236,659
97                        255379000097                                           Catalina                                  2681                            395,660        232,661
107                        255379000107                                           Catalina                                  2681                            397,637        233,734
131                        255379000131                                           Laguna                                  2715                            398,371        259,157

Laurel Preserve @ Hobe Sound
211                        255379000211                                           Sonoma                                  1675                            280,019        176,864
216                        255379000216                                           Sedona                                  2392                            320,895        198,890
222                        255379000222                                           Sonoma                                  1675                            290,802        177,101
236                        255379000236                                           Sedona                                  2392                            317,936        199,229

The Oaks @ Hobe Sound 60'
61                        255404000061                                           Whitney                                  3280                            440,728        311,720

Total Backlog Under Construction                                                                                                       12,030,777                                  7,179,401

BOC1\REALEST\222491.6
21991/0055

Community Parcel Lot/Blk/Phase	Job Number	House Type	Square Footage	Sales Contract Price	Kolter Acquisition Price	Land Only Value

Backlog Not Started
Paloma 50'
24 / 1                      255401001024                                           Cordoba                                  3546                            694,040        327,430       77,000

The Oaks @ Hobe Sound 45'
32                      255379000032                                           Catalina                                  2681                            395,749        283,409       60,000
33                      255379000033                                           Catalina                                  2681                            395,895        283,508       60,000
84                      255379000084                                           Gulfstar B                                  1777                            295,990        236,373       60,000

Laurel Preserve @ Hobe Sound
224                      255379000224                                           Sonoma                                  1675                            269,990        169,098       60,000
232                      255379000232                                           Sedona                                  2392                            331,813        213,578       60,000
233                      255379000233                                           Sedona                                  2392                            309,990        198,848       60,000

Tres Belle
43 / 1                      255409001043                                           San Remo                                  2931                            509,990        334,148       94,000

Total Backlog Not Started                                                                                   3,203,457                                             2,046,392      531,000

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “L”

LEASES

Leases:

Paloma

Lease Agreement dated September 21, 2007 by and between M/I Homes of West Palm Beach LLC and Leonard Osman for Lot 62

Lease Agreement dated October 23, 2007 by and between M/I Homes of West Palm Beach LLC and Grace R. Tuppen for Lot 126, Block 2

Lease Agreement dated October 5, 2007 by and between M/I Homes of West Palm Beach LLC and Victor J. Fiore and Gail I. Fiore for Lot 125, Block 2

The Oaks

Lease Agreement dated April 17, 2007 by and between M/I Homes of West Palm Beach LLC and Arthur C. Dunham, Jr. and Carmen L. Dunham for Lot 31

~~Lease Agreement dated June 6, 2007 by and between M/I Homes of West Palm Beach LLC and Walter Tarnawski and Corrine Tarnawski for Lot 29~~

Tres Belle

Lease Agreement dated October 8, 2007 by and between M/I Homes of West Palm Beach LLC and Joseph A. Napoli, Jr. for Lot 109

Billboard Lease

Contract for outdoor bulletin advertising dated July 13, 2007 by and between M/I Homes and ClearChannel Outdoor.

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “M”

PROJECT DECLARATIONS

PALOMA

Declaration of Restrictions and Protective Covenants for Paloma Homeowners’ Association, Inc. recorded in Official Records Book 21051, Page 1763 of the Public Records of Palm Beach County, Florida.

First Amendment to the Declaration of Restrictions and Protective Covenants for Paloma Homeowners’ Association, Inc. recorded in Official Records Book 21843, Page 1411 of the Public Records of Palm Beach County, Florida.

TRES BELLE

Declaration of Covenants and Restrictions for Tres Belle recorded in Official Records Book 1990, Page 1980 of the Public Records of Martin County, Florida.

First Amendment to Declaration of Covenants and Restrictions for Tres Belle recorded in Official Records Book 2253, Page 1150 of the Public Records of Martin County, Florida.

THE OAKS AT HOBE SOUND

Declaration of Restrictions and Protective Covenants for Pastelle Property Owners Association, Inc. recorded in Official Records Book 2084, Page 545 of the Public Records of Martin County, Florida.

First Amendment to Declaration of Restrictions and Protective Covenants for Pastelle recorded in Official Records Book 2171, Page 1780 of the Public Records of Martin County, Florida.

BOC1\REALEST\222491.6
21991/0055

EXHIBIT “N”

GUARANTY

In order to induce Seller to execute deliver the foregoing Agreement for Purchase and Sale (the “Agreement”), and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Kolter Communities Florida LLC, a Florida limited liability company (the “Guarantor”), hereby absolutely and unconditionally guarantees to Seller, its successors and assigns, full and prompt payment and performance by Purchaser of all obligations of Seller to Purchaser under or pursuant to Paragraph 8 of the Agreement (the “Guaranteed Obligations”).  Guarantor acknowledges that Purchaser is an Affiliate of Guarantor and that Guarantor therefore has received and will receive valuable benefits as a result of the conveyance of the Real Property by Seller to Purchaser.

Guarantor hereby waives acceptance and notice of acceptance of this Guaranty, and notice of non-payment, non-performance or non-observance, and all other notices, proofs or demands, except for notice of Purchaser’s breach or failure to perform as provided above, and any and all other suretyship defenses to enforcement of this Guaranty.  Guarantor agrees that its obligations hereunder will not be terminated, affected or impaired by reason of the granting by Purchaser of any indulgences to Purchaser or by reason of the assertion against Purchaser of any of the rights or remedies reserved to Seller pursuant to the provisions of the Agreement, or by the relief of Seller from any of the Purchaser's obligations with respect to the Guaranteed Obligations, by operation of law or otherwise, including, without limitation, rejection of the Guaranteed Obligations in a bankruptcy proceeding.  Guarantor further agrees that its liability hereunder for the Guaranteed Obligations is and will be primary, and that in any right of action which accrues to Seller with respect to the Guaranteed Obligations, Seller may, at its option, proceed against the Guarantor and Purchaser jointly or severally, and may proceed against Guarantor without having commenced any action against or having obtained any judgment against Purchaser.  Failure of Seller to insist in any one or more instances upon strict performance or observance of any of the terms, provisions, or covenants of this Guaranty, or to exercise any right therein or herein contained, will not be construed or deemed to be a waiver or relinquishment for the future of such term, provision, covenant or right, but the same will continue and remain in full force and effect.  No assignment or other transfer of the Agreement, or any interest therein, will operate to extinguish or diminish the liability of Guarantor hereunder.  If Seller obtains a judgment against Guarantor by reason of a breach of this Guaranty, Guarantor will pay the reasonable attorneys' fees and costs incurred in any collection or attempted collection of the obligations hereby guaranteed or in enforcing this Guaranty. If claim is ever made upon Seller for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and Seller repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over Seller or any of its property or (ii) any settlement or compromise of any such claim effected by Seller with any such claimant (including Purchaser) then and in such event Guarantor agrees that any such judgment, decree, order, settlement or compromise will be binding upon Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of Purchaser, and Guarantor will be and remain liable to Seller hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Seller.  This Guaranty will be binding upon and inure to the benefit of the parties and their respective heirs, administrators, executors, successors and assigns.

IN WITNESS WHEREOF, this Guaranty is executed this ____ day of December, 2007.

Kolter Communities Florida LLC, a Florida limitedliability company

By:____________________________
Name:__________________________

Title:___________________________

Date:  December ___, 2007